UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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RXO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Rules 14a-6(i)(1) and 0-11.

RXO, INC.
11215 North Community House Road
Charlotte, North Carolina 28277
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2024
To the Stockholders of RXO, Inc.
Notice is hereby given that the 2024 Annual Meeting of Stockholders of RXO, Inc. will be held on Monday, May 20, 2024 at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively as a live webcast. You can access the meeting at www.virtualshareholdermeeting.com/RXO2024 with your control number.
The Annual Meeting will be held for the purposes summarized below, and more fully described in the Proxy Statement accompanying this notice.
▪	To elect two members of our Board of Directors as Class II directors for a one-year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
▪	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024;
▪	To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”), as disclosed in the Proxy Statement; and
▪	To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record of our common stock, par value $0.01 per share, as of the close of business on March 25, 2024, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of registered stockholders will be available after entering the control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.
By order of the Board of Directors,

Brad Jacobs
Chairman of the Board
Charlotte, North Carolina
April 8, 2024
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 20, 2024:
The Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2023 are available at investors.rxo.com.
©2024 RXO, Inc.

©2024 RXO, Inc.

Proxy Statement Summary
This Proxy Statement sets forth information relating to the solicitation of proxies by the Board of Directors of RXO, Inc. in connection with our 2024 Annual Meeting of Stockholders. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2024 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement and form of proxy are first being mailed on or about April 8, 2024, to our stockholders of record as of the close of business on March 25, 2024 (the “Record Date”).
Date and Time	Place	Record Date
Monday, May 20, 2024 at 10:00 a.m. Eastern Time	Virtual Meeting Site: www.virtualshareholdermeeting.com/RXO2024	You can vote if you were a stockholder of record as of the close of business on March 25, 2024
Admission: You are invited to attend the annual meeting of stockholders of RXO, Inc. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting at www.virtualshareholdermeeting.com/RXO2024. You will need to provide the control number on your proxy card to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, to vote electronically and to submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares. At the time of the meeting, go to www.virtualshareholdermeeting. com/RXO2024 and enter your control number.
VOTING MATTERS AND BOARD RECOMMENDATIONS
The Board is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.
	Board Vote Recommendation	Page Reference (for more detail)

PROPOSAL 1: Election of Directors
To elect two members of our Board of Directors as Class II Directors for a one-year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	FOR each Director Nominee	10-23, 44
PROPOSAL 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.	FOR	45
PROPOSAL 3: Advisory Vote to Approve Executive Compensation To conduct an advisory vote to approve the executive compensation of the company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement.	FOR	46
1	©2024 RXO, Inc.

GOVERNANCE HIGHLIGHTS
Board and Committee Independence
Six of our eight continuing directors and director nominees are independent. The Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee each consist entirely of independent directors.

Independent Board Oversight and Leadership Roles
Our Board has a lead independent director whose role is to complement the roles of our independent committees and independent committee chairs providing effective Board oversight. Our Board also has an independent vice chairman responsible for providing support on key governance matters and stockholder engagement to our chairman, lead independent director and the Board. These independent structures work in conjunction with our chairman. The Board believes its leadership structure, as well as the company’s leadership structure, function cohesively and serve the best interests of our stockholders based on the company’s strategy and ownership structure.

Board Refreshment
Our Board is committed to ensuring that its composition includes a range of expertise aligned with the company’s business, as well as fresh perspectives on strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. The Board has a process to seek out highly qualified director candidates who would bring relevant experience to the Board considering our growing scale and diversity.

Committee Rotations	As part of its annual review of committee assignments, the Board will consider periodically reconstituting its committees and their chairs to ensure effective functioning and new perspectives.
Director Elections
Our Board is currently classified with members of each class serving staggered one or three-year terms. We have three directors in Class I, three directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. AnnaMaria DeSalva, who is currently a Class II director, will not stand for reelection at the 2024 Annual Meeting of Stockholders. By 2026, all our directors will stand for election each year for one-year terms, and our Board will no longer be divided into three classes.

Majority Voting for Director Elections	Our bylaws provide for a majority voting standard in uncontested elections, and further require that a director who fails to receive a majority vote must tender his or her resignation to the Board.
Board Evaluations	Our Board reviews committee and director performance through an annual process of self-evaluation.
Risk Oversight and Financial Reporting
Our Board seeks to provide robust oversight of current and potential risks facing our company by engaging in regular deliberations and participating in management meetings. Our Audit Committee contributes to strong financial reporting oversight through regular meetings with management and dialogue with our auditors.

Active Participation	Our Board had 100% attendance at every board meeting. Our committees also had 100% attendance by each committee member at every committee meeting.
Direct Oversight of Sustainability
The Nominating, Governance and Sustainability Committee supports the Board in its oversight of the company’s purpose-driven sustainability strategies and external disclosures. This includes engaging with management on material environmental, social and corporate governance matters and stakeholder perspectives.

2	©2024 RXO, Inc.

2024 BOARD OF DIRECTORS NOMINEES
Our Board aims to create a diverse and highly skilled team of directors who provide RXO with thoughtful board oversight. When selecting new directors, our Board considers, among other things, the nominee’s breadth of experience, financial expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, skills in areas relevant to our growth drivers and willingness to devote adequate time to Board duties — all in the context of the needs of the Board at that point in time, and with the objective of ensuring a diversity of backgrounds, expertise and viewpoints. Our Board also endeavors to include highly qualified women and individuals from historically underrepresented groups in the candidate pool. The composition of our Board at year-end 2023 was:

The following table provides summary information about each director nominee. Our Board is currently classified with members of each class serving staggered one or three-year terms. We have three directors in Class I, three directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. AnnaMaria DeSalva, who is currently a Class II director, will not stand for reelection at the 2024 Annual Meeting of Stockholders. Christine Breves and Adrian Kingshott will stand for election as Class II directors at the 2024 Annual Meeting of Stockholders. By 2026, all our directors will stand for election each year for one-year terms, and our board will no longer be divided into three classes.
Name	Director Since	Age	Occupation	Independent	AC	CC	NGSC
Christine Breves	2022	68	Retired Executive	Y	✔
Adrian Kingshott	2022	64	Managing Director, Spotlight Advisors, LLC	Y	✔
AC = Audit Committee CC = Compensation Committee	NGSC = Nominating, Governance and Sustainability Committee	C = Committee Chairman ✔ = Committee Member
3	©2024 RXO, Inc.

2023 PERFORMANCE HIGHLIGHTS
2023 was our first full year as a standalone public company. Under the skilled leadership of our NEOs, our model delivered outperformance for 2023, despite the extended soft freight market conditions.

*	See Annex A for reconciliations of non-GAAP measures
4	©2024 RXO, Inc.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
Our pursuit of continuous improvement is embedded in our daily operations and is at the heart of what we do for our customers and our company. Rooted in innovation, our technology, including our RXO ConnectTM platform and RXO DriveTM application, efficiently matches the freight needs of shippers with available truckload capacity, reducing empty miles and enabling our customers to reduce their emissions and environmental impact. Our RXO Ship Net-Zero program allows shippers to offset their carbon emissions by investing in the sustainability project of their choice.
We are advancing a collaborative, inclusive, and diverse culture that embraces and empowers our talent.
We foster an environment that focuses on physical and emotional safety at work, with strong ethical guidelines that clearly define prohibited behavior and promote inclusivity. Our differences as people give us a competitive advantage and make our workplace stronger. We promote transparency and reinforce the importance of our culture through open-door management, surveys, training, and our internal social media network.
We are committed to acting and operating with high standards of ethics and compliance. We promote integrity and transparency and prioritize creating a safe space for our employees to speak up, report concerns, and conduct themselves with strong moral principles. Through good governance, fair practices, and an equitable workplace, we earn and maintain the trust of our stockholders, employees, and customers of all backgrounds.
We believe that operating responsibly grows our business, attracts and retains top talent, deepens our customer relationships, and creates a more sustainable and inclusive future for the communities in which we operate. We have a dedicated sustainability committee that meets regularly to discuss how we can achieve results while making a positive impact on our environment.
In our first year as an independent company we have made significant strides in our environmental sustainability initiatives. All RXO business units are SmartWay certified by the U.S. Environmental Protection Agency, and we encourage our contract carriers to join this important program. We continue to grow our electric vehicle (EV) operations, including our Last Mile EV fleet and pilot programs with customers. We also offer customers ESG-related add-ons, including load consolidation, drop trailer services, and customized dashboards that show customers their freight transportation carbon footprint, and biodiesel use.
5	©2024 RXO, Inc.

Questions and Answers About Our Annual Meeting
The following answers address some questions you may have about our Annual Meeting. These questions and answers may not include all the information that may be important to you as a stockholder of our company. Please refer to the more detailed information contained elsewhere in this Proxy Statement.
What items of business will be voted on at the Annual Meeting?
We expect that the business presented for a vote at the Annual Meeting will be as follows:
▪
To elect two members of our Board of Directors as Class II directors for a term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

▪	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024 (Proposal 2);
▪	To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement (Proposal 3); and
▪	To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Senior management of RXO and representatives of our outside auditor, Deloitte & Touche LLP, will be available to respond to appropriate questions.
Who can attend and vote at the Annual Meeting?
You are entitled to receive notice of, virtually attend and vote at the Annual Meeting, or any adjournment or postponement thereof, if, as of the close of business on the Record Date, you were a holder of record of our common stock.
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. You can access the Annual Meeting at www.virtualshareholdermeeting.com/RXO2024. You will be required to provide the control number on your proxy card to access the Annual Meeting.
If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, to vote electronically and to submit questions during the live webcast of the meeting. To register, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. At the time of the meeting, go to www.virtualshareholdermeeting.com/RXO2024 and enter your control number.
You may vote your shares using any one of the options below.
VOTE BY INTERNET BEFORE THE MEETING - Go to www.proxyvote.com or scan the QR Barcode on the proxy card or notice. Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY INTERNET DURING THE MEETING - Go to www.virtualshareholdermeeting.com/RXO2024. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Can I ask questions during the Annual Meeting?
The virtual Annual Meeting format allows stockholders to communicate with RXO during the Annual Meeting so they can ask questions of RXO’s management and Board of Directors, as appropriate. Stockholders (or their proxy holders) may submit questions for the Annual Meeting’s question and answer session in advance by logging on to the meeting website at www.virtualshareholdermeeting.com/RXO2024. You will need the control number on your proxy card in order to submit a question. After you have logged in you will be able to submit your question on the left side of the screen below “ASK A QUESTION”.
6	©2024 RXO, Inc.

Questions can be submitted in advance of the Annual Meeting beginning at 9:45 a.m. Eastern Time on May 20, 2024. Questions may also be submitted during the Annual Meeting through the meeting website. We will answer as many questions during the meeting as time will allow and will group questions together where appropriate. We reserve the right to exclude questions regarding topics that are not pertinent to the Annual Meeting matters or company business or are inappropriate.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. If you encounter any technical difficulties logging onto www.virtualshareholdermeeting.com/RXO2024 or during the meeting, there will be a toll- free number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.
How many shares of RXO common stock must be present to conduct business at the Annual Meeting?
As of the Record Date, there were 117,542,584 shares of common stock issued and outstanding, with each share entitled to one vote on each matter to come before the Annual Meeting. Therefore, 117,542,584 votes are eligible to be cast at the Annual Meeting.
A quorum is necessary to hold a valid meeting of stockholders. Pursuant to the company’s bylaws, the presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary for each of the proposals to be presented at the Annual Meeting. Accordingly, holders of shares of our common stock representing 58,771,143 votes must be present at the Annual Meeting. If you vote by Internet, telephone or proxy card, the shares you vote will be counted toward the quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
What are my voting choices?
With respect to Proposal 1, you may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more of such nominees. With respect to Proposals 2 and 3, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting. If you sign your proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors with respect to the specific proposals described in this Proxy Statement and at the discretion of the proxy holders on any other matters that properly come before the Annual Meeting.
What vote is required to approve the proposals being considered at the Annual Meeting?
▪
Proposal 1: Election of two directors. The election of each of the two director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to our Board of Directors. You may not accumulate your votes for the election of directors.

Brokers may not use discretionary authority to vote shares of our common stock on the election of directors if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the election of director nominees.
▪
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes cast “Against” the proposed ratification of Deloitte. We do not expect any broker non-votes, as brokers have discretionary authority to vote on this proposal.

▪
Proposal 3: Advisory vote to approve executive compensation. Advisory approval of the resolution on executive compensation of our NEOs as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although it is non-binding, our Board and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.

7	©2024 RXO, Inc.

Brokers may not use discretionary authority to vote shares of our common stock on the advisory vote to approve executive compensation if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted in the advisory vote to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the advisory vote to approve executive compensation. Abstentions will have the same effect as votes cast “Against” this proposal.
In general, other business properly brought before the Annual Meeting at which a quorum is present requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
How does the Board of Directors recommend that I vote?
Our Board of Directors, after careful consideration, recommends that our stockholders vote “FOR” the election of each director nominee named in this Proxy Statement, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024 and “FOR” the advisory approval of the resolution to approve executive compensation.
What do I need to do now?
We urge you to read this Proxy Statement carefully, then vote via Internet at www.proxyvote.com or by telephone by following the instructions on the proxy card, or mail your completed, dated, and signed proxy card in the enclosed return envelope as soon as possible, so that your shares of our common stock can be voted at the Annual Meeting.
How do I cast my vote?
Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Equiniti Trust Company LLC (formerly American Stock Transfer & Trust Company, LLC), and not through a broker, bank or other nominee that holds shares for your account in “street name”), you may vote by proxy via Internet or by telephone by following the instructions provided on the proxy card, or mail your completed, dated and signed proxy card in the enclosed return envelope. Proxies submitted via Internet or by telephone must be received by 11:59 pm Eastern Time on May 19, 2024. Stockholders of record who attend the Annual Meeting may vote directly at the Annual Meeting by following the instructions provided during the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank, or a trustee), you may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. To vote directly at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares. Follow the instructions provided above to obtain a control number and the voting instructions provided during the Annual Meeting.
What is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. As indicated on the proxy card provided to you, proxies submitted prior to the Annual Meeting via Internet or by telephone must be received by 11:59 pm Eastern Time on May 19, 2024. If you are the beneficial owner of shares of our common stock, please follow the voting instructions provided by your broker, trustee, or other nominee.
What happens if I do not respond, or if I respond and fail to indicate my voting preference, or if I abstain from voting?
If you fail to vote via Internet or by telephone as indicated on your proxy card, or fail to properly sign, date, and return your proxy card, your shares will not be counted towards establishing a quorum for the Annual Meeting, which requires holders representing a majority of the outstanding shares of our common stock to be present in person or by proxy.
Failure to vote, assuming the presence of a quorum, will have no effect on the tabulation of the votes on the proposals. If you are a stockholder of record and you properly sign, date and return your proxy card, but do not indicate your voting preference, we will count your proxy as a vote “FOR” the election of the two nominees for director named in “Proposal 1 — Election of Directors,” “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024 and “FOR” the advisory approval of the resolution to approve executive compensation.
If my shares are held in “street name”, will my broker or other nominee vote my shares for me?
You should instruct your broker or other nominee on how to vote your shares of our common stock using the instructions they provide to you. Brokers or other nominees who hold shares of our common stock in “street name” for customers are prevented by the rules set forth in the Listed Company Manual of the New York Stock Exchange from exercising voting
8	©2024 RXO, Inc.

discretion with respect to non-routine or contested matters (i.e., they must receive specific voting instructions from a stockholder in order to vote that stockholder’s shares on non-routine or contested matters). Shares not voted by a broker or other nominee, because they did not receive specific voting instructions from the stockholder on one or more proposals, are referred to as “broker non-votes.”
We expect that when the NYSE determines whether each of the proposals to be voted on at our Annual Meeting is a routine or non-routine matter, only “Proposal 2 — Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2024” will be determined to be routine. It is important that you instruct your broker or other nominee on how to vote your shares of our common stock held in “street name” by following the instructions provided to you by your broker or other nominee.
What if I want to change my vote?
Whether you attend the Annual Meeting or not, you may revoke a proxy at any time before your proxy is voted at the Annual Meeting. You may do so by properly delivering a later-dated proxy either via Internet, by telephone, by mail, or by attending the Annual Meeting virtually and voting. Please note, however, that your attendance at the Annual Meeting will not automatically revoke any prior proxy, unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. You also may revoke your proxy by delivering a notice of revocation to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277 prior to the vote at the Annual Meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of your broker or other nominee regarding revocation of proxies.
How will the persons named as proxies vote?
If you are a registered stockholder (i.e., if you hold your shares of our common stock in your own name through our transfer agent Equiniti Trust Company LLC, and not through a broker, bank or other nominee that holds shares for your account in “street name”) and you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide voting instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, by using their own discretion.
Where can I find the results of the voting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission within four business days after the Annual Meeting. The Form 8-K will also be available on our website, investors.rxo.com.
What is “householding” and how does it affect me?
In cases where multiple company stockholders share the same address, and the shares are held through a bank, broker, or other holder of record in a street-name account, only one copy of our proxy materials will be delivered to that address unless a stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by sending a written request to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277, or by contacting Investor Relations by email at investors@rxo.com. The voting instruction form sent to a street-name stockholder should provide information on how to request a separate copy of future materials for each company stockholder at that address, if that is your preference. Similarly, if you currently receive separate copies of our proxy materials but wish to participate in householding, please contact us through the method described above.
Can I obtain an electronic copy of the company’s proxy materials?
Yes, this Proxy Statement and our 2023 Annual Report are available at investors.rxo.com.
9	©2024 RXO, Inc.

Board of Directors and
Corporate Governance
AN OVERVIEW OF OUR BUSINESS AND HOW OUR BOARD COMPOSITION IS ALIGNED WITH
OUR STRATEGY
RXO, Inc. is a high-performing asset-light transportation platform defined by cutting-edge technology. The business is comprised of a core North American truck brokerage business and complementary services.
Within our brokerage business, shippers create demand for our service, and we place their freight with qualified independent carriers using our proprietary technology. As of December 31, 2023 we had approximately 115,000 carriers in our North American truck brokerage network, and access to more than 1.4 million trucks.
Our managed transportation service provides asset-light solutions for shippers who outsource their freight transportation to gain reliability, visibility and cost savings. The service uses proprietary technology to enhance our revenue synergy, with cross-selling to truck brokerage, last mile and freight forwarding. Our managed transportation offering includes bespoke load planning and procurement, complex solutions tailored to specific challenges, performance monitoring, engineering and data analytics, among other services. Our control tower solution leverages the expertise of a dedicated team focused on continuous improvement, and digital, door-to-door visibility into order status and freight in transit. In addition, we offer technology-enabled managed expedite services that automate transportation procurement for time-critical freight moved by road and air charter carriers.
Our last mile offering is an asset-light service that facilitates consumer deliveries performed by highly qualified third- party contractors. We are the largest provider of outsourced last mile transportation for heavy goods in the United States, positioned within 125 miles of the vast majority of the U.S. population and serving a customer base of omnichannel and e-commerce retailers and direct-to-consumer manufacturers.
Our freight forwarding service is a scalable, asset-light offering managed with advanced technology that facilitates ocean, road and air transportation and assists with customs brokerage. We are a U.S. based freight forwarder with a global network of company-owned and partner-owned locations and coverage of key trade lanes that reach approximately 150 countries and territories.
Our strategy is designed to deliver value through our extensive carrier relationships, automated shipper-carrier interactions, end-to-end digital tracking and data analyses generated by our proprietary algorithms. Our services are both highly responsive to customer needs and proactive in identifying potential improvements. Furthermore, we have instilled a culture that defines success as mutually beneficial results for our stockholders and other stakeholders.
Management’s growth and optimization strategy is to:
▪	Market our brokerage capabilities and value-added services to new and existing customers of all sizes, using a partnership approach that creates enduring relationships;
▪
Leverage our positioning to increasingly capitalize on secular trends in demand, such as the increasing broker penetration of the for-hire truckload industry and the growing shipper preference for digital brokerage services;

▪	Continue to recruit and retain talented customer and carrier sales representatives, and continuously improve their productivity with our state-of-the-art technology;
▪	Continue to attract high-caliber independent carriers to provide third-party transportation services for our customers; and
▪
Capitalize on our first-mover technology advantage to continue to gain share of the truck brokerage industry by optimizing brokerage processes and pricing for customers and carriers, and by enhancing the productivity of our operations.

Our Board of Directors consists of a highly skilled group of leaders who share our values and reflect our culture. Many of our directors have served as executive officers or board members of major companies and have an extensive understanding of the principles of corporate governance. Our Board as a whole has extensive expertise in the following areas, all of which are relevant to our company, business, industry and strategy.
▪	Business operations;
▪	Corporate governance;
▪	Customer service;
▪	Environmental sustainability and corporate responsibility;
▪	Effective capital allocation;
10	©2024 RXO, Inc.

▪	Critical analysis of corporate financial statements and capital structures;
▪	Human resources management;
▪	Multinational corporate management;
▪	Sales and marketing;
▪	Mergers and acquisitions, integration and optimization;
▪	Transportation and logistics industry;
▪	Risk management;
▪	Talent management and engagement; and
▪	Technology and information systems.
DIRECTORS
Our Board of Directors currently consists of nine members. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We have three directors in Class I, three directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. By 2026, all our directors will stand for election each year for one-year terms, and our board will no longer be divided into three classes. AnnaMaria DeSalva, who is currently a Class II director, will not stand for reelection at the 2024 Annual Meeting of Stockholders. Christine Breves and Adrian Kingshott will stand for election as Class II directors at the 2024 Annual Meeting of Stockholders. The terms of directors in Classes I, II and III end at the annual meetings in 2024, 2025 and 2026, as indicated below.
Name	Age	Position	Class
Brad Jacobs	67	Chairman of the Board	Class III – Expiring 2025
Michelle Nettles	52	Lead Independent Director	Class III – Expiring 2025
Mary Kissel	47	Vice Chairman	Class III – Expiring 2025
Drew Wilkerson	40	Chief Executive Officer and Director	Class I – Expiring 2026
Christine Breves	68	Director	Class II – Expiring 2024
AnnaMaria DeSalva	55	Director	Class II – Expiring 2024
Adrian Kingshott	64	Director	Class II – Expiring 2024
Stephen Renna	65	Director	Class I – Expiring 2026
Thomas Szlosek	60	Director	Class I – Expiring 2026
11	©2024 RXO, Inc.

Set forth below is information regarding each of our continuing directors and director nominees, including the experience, qualifications, attributes, or skills that led our Board to conclude that each should serve as a director.
Brad Jacobs	Chairman and Director since 2022
Age: 67

Brad Jacobs has served as non-executive chairman of our board of directors since November 1, 2022. Mr. Jacobs has been the executive chairman of the board of directors of XPO, Inc. (XPO) since November 1, 2022 and was previously chairman and chief executive officer from September 2, 2011, to November 1, 2022. Prior to XPO, Mr. Jacobs led two public companies: United Rentals, Inc. (NYSE: URI), which he founded in 1997, and United Waste Systems, Inc., which he founded in 1989. Mr. Jacobs served as chairman and chief executive officer of United Rentals for that company’s first six years and as its executive chairman for an additional four years. He served eight years as chairman and chief executive officer of United Waste Systems. Mr. Jacobs has served as the non-executive chairman of the board of directors of GXO Logistics, Inc. (NYSE: GXO) since August 2, 2021.

Board Committees: None
Other Public Company Boards: ▪ XPO, Inc. (NYSE: XPO) ▪ GXO Logistics, Inc. (NYSE: GXO)

Mr. Jacobs brings to the Board:
▪  In-depth knowledge of RXO’s business resulting from his years of service with XPO as its chief executive officer;
▪  Leadership experience as XPO’s executive chairman and former chief executive officer, and a successful track record of leading companies that execute strategies similar to ours; and
▪  Extensive past and current experience as the chairman of boards of directors of several public companies, where Mr. Jacobs provided valuable operational insights and strategic and long-term planning capabilities.

Michelle Nettles	Lead Independent Director since 2022
Age: 52	Independent Director since 2022

Michelle Nettles has served as lead independent director of the company since November 1, 2022. She has served as global chief people and culture officer for ManpowerGroup since July 2019, with responsibility for global human resources, learning, culture and diversity. Previously, over a 20-year tenure with Molson Coors Brewing Company, Ms. Nettles held various leadership roles across all aspects of human resources, including executive compensation, talent management, diversity and inclusion, culminating in chief people and diversity officer from October 2016 to July 2019. She additionally served in several roles as assistant general counsel, including responsibility for leading the company’s labor and employment practice. Ms. Nettles is a member of the boards of the Thurgood Marshall College Fund and is the board chair for Dr. Howard Fuller Collegiate Academy. She holds a juris doctorate from the University of Wisconsin-Madison and a bachelor’s degree from Florida Agricultural & Mechanical University.

Board Committees: ▪ Chairman of the Compensation Committee
Other Public Company Boards: None

Ms. Nettles brings to the Board:
▪  Extensive expertise in corporate culture-building, ESG matters, labor and employment legal issues, and human resources, including experience in executive compensation, talent management, and diversity and inclusion.

12	©2024 RXO, Inc.

Mary Kissel	Vice Chairman since 2022
Age: 47	Independent Director since 2022

Mary Kissel has served as a director of the company since November 1, 2022. She is executive vice president and senior policy advisor with Stephens Inc. Previously, Ms. Kissel served as senior advisor to the U.S. Secretary of State from October 2018 to January 2021. Prior to joining the State Department, she was a member of The Wall Street Journal editorial board in New York and editorial-page editor for Asia Pacific in Hong Kong. Additionally, Ms. Kissel served on the XPO board of directors prior to the completion of the RXO spin-off. She is a member of the Council on Foreign Relations, the host of the Nixon Seminar on Conservative Realism and National Security, and a director of The American Australian Council and The Marathon Initiative. Ms. Kissel holds a master’s degree from the Paul H. Nitze School of Advanced International Studies and a bachelor’s degree in government from Harvard University.

Board Committees: ▪ Member of the Compensation Committee
Other Public Company Boards: None

Ms. Kissel brings to the Board:
▪  Deep expertise in geopolitics, risk advisory, public policy and its impact on the business environment; and
▪  Extensive experience in strategic communications, media and government affairs.

Drew Wilkerson	Director since 2022
Age: 40

Drew Wilkerson has served as a director and chief executive officer of the company since November 1, 2022. Mr. Wilkerson is a transportation industry veteran with 18 years of experience in brokerage operations. He joined XPO in May 2012 to spearhead the growth of the company’s flagship truck brokerage hub in Charlotte, North Carolina. In May 2014, he was promoted to regional vice president, with responsibility for major brokerage operations and strategic accounts. In March 2017, he was named president of XPO’s North American brokerage business, and in February 2020, he was named president of XPO’s North American transportation division, with P&L responsibility for truck brokerage, expedite, intermodal, drayage, managed transportation, last mile and freight forwarding. He served in this role until the company’s separation from XPO. Prior to XPO, Mr. Wilkerson held leadership positions in sales, operations, and customer and carrier relationship management with C.H. Robinson Worldwide. He graduated from the University of South Carolina with a degree in public relations.

Board Committees: None
Other Public Company Boards: None

Mr. Wilkerson brings to the Board:
▪  In-depth knowledge of the company’s strategy, operations, customers and markets; and
▪  A deep understanding of the broader brokered transportation industry and his knowledge of RXO’s people.

13	©2024 RXO, Inc.

Christine Breves	Independent Director since 2022
Age: 68

Christine Breves has served as a director of the company since November 1, 2022. She retired from United States Steel Corporation in December 2022. Most recently, she was executive vice president, business transformation. Prior to that role, she was senior vice president & chief financial officer for United States Steel Corporation from November 2019 through August 2022 where she had responsibility for all financial processes including internal and external reporting. Ms. Breves held senior roles at United States Steel since 2013 including senior vice president - manufacturing support and chief supply chain officer, vice president and chief supply chain officer, and vice president and chief procurement officer. In the Chief Supply Chain Officer position, Ms. Breves had accountability for Logistics, S&OP, and the USS railroad subsidiary, Transtar. The manufacturing support role included responsibility for information technology, engineering, and commercial coordination. Previously, Ms. Breves was with Alcoa Corporation for 14 years, where she held various executive positions including chief procurement officer. Prior to Alcoa, Ms. Breves was with Alumax Inc. which was acquired by Alcoa in 1998. In Alumax, she held increasingly responsible positions in accounting, maintenance, and procurement. Ms. Breves graduated with a bachelor’s degree in business administration from the College of Charleston and a master’s degree in business administration from The Citadel.

Ms. Breves is a member of the board of directors of Sylvamo Corporation and MPLX where she serves on the audit committees. She is past chairperson of CAPS Research Advisory Board and is a past member of the national Board of Directors of the Institute for Supply Management and is a recipient of ISM’s Shipman Medal.

Board Committees: ▪ Member of the Audit Committee
Other Public Company Boards: ▪ Sylvamo Corporation (NYSE: SLVM); ▪ MPLX LP (NYSE: MPLX)

Ms. Breves brings to the Board:
▪  Executive experience in strategy development, capital allocation and business transformation, financial systems, human capital management, risk management, procurement and supply chain, and manufacturing operations.

Adrian Kingshott	Independent Director since 2022
Age: 64

Adrian Kingshott has served as a director of the company since November 1, 2022. Before joining the RXO board he served as a director of XPO from September 2, 2011 to November 1, 2022. He is a managing director of Spotlight Advisors, LLC, a position he has held since September 2015. Previously, Mr. Kingshott was the chief executive officer of AdSon, LLC from October 2005 to November 2021 and a member of the board of directors of Centre Lane Investment Corp. from May 2011 to March 2021.

Previously, as a Managing Director at Goldman Sachs, he was co-head of the firm’s Global Leveraged Finance business and held various other positions over a 17-year tenure. More recently, Mr. Kingshott was a Managing Director and Portfolio Manager at Amaranth Advisors, LLC. He was an adjunct professor of Global Capital Markets and Investments at Fordham University’s Gabelli School of Business from 2009 to 2023. He holds a master’s degree in business administration from Harvard Business School and a Master of Jurisprudence degree from Oxford University.

Board Committees: ▪ Member of the Audit Committee ▪ Member of the Nominating, Governance and Sustainability Committee
Other Public Company Boards: None

Mr. Kingshott brings to the Board:
▪  More than 25 years of experience in the investment banking and investment management industries; and
▪  Expertise with respect to corporate governance, acquisition transactions, debt and equity financing and corporate financial management.

14	©2024 RXO, Inc.

Stephen Renna	Independent Director since 2022
Age: 65

Stephen Renna has served as a director of the company since November 1, 2022. He is a senior managing director with Ankura Consulting Group’s Global Strategic Advisory practice, a position he has held since May 2021. Prior to joining Ankura, Mr. Renna served as the chief banking officer of the U.S. Export Import Bank (“EXIM”), the official export credit agency of the United States. In that role, from August 2019 to January 2021, he oversaw the execution of EXIM trade financing arrangements offered to exporters of U.S. goods and services. Previously, Mr. Renna was executive director of The Advocacy Center at the U.S. Department of Commerce from September 2017 to August 2019, and president and chief executive officer of the Commercial Real Estate Finance Council from May 2011 to April 2016. Earlier, he was president of the National Association of Real Estate Investment Managers. He received his juris doctor degree from Catholic University and his bachelor’s degree from Fairfield University.

Board Committees: ▪ Member of the Compensation Committee ▪ Member of the Nominating, Governance and Sustainability Committee
Other Public Company Boards: None

Mr. Renna brings to the Board:
▪  More than 30 years of executive experience in the public and private sectors, notably in finance, investment structuring, business planning, capital formation and the functions of federal agencies; and
▪  Practiced tax law and spent 15 years in the tax policy sector.

Thomas Szlosek	Independent Director since 2022
Age: 60

Thomas Szlosek has served as a director of the company since November 1, 2022. He is chief financial officer of AutoNation, Inc., a nationwide provider of personalized transportation services. He joined AutoNation in August 2023 following a 5-year tenure with Avantor where he served as CFO from December 2018. Mr. Szlosek had a 14-year tenure with Honeywell, where he most recently served as Senior Vice President, CFO from April 2014 to December 2018. Earlier, during eight years with GE Corporation, Mr. Szlosek held various finance leadership roles, including CFO of GE Medical Systems Asia, based in Japan, and CFO of GE Consumer Finance Europe, based in Ireland. He is a certified public accountant and began his career in the audit practice of Price Waterhouse (now PwC). Mr. Szlosek serves as a director and chairman of the audit committee of Janus International Group, Inc., a role he has held since June 2021. He holds a bachelor’s degree from the State University of New York College at Geneseo.

Board Committees: ▪ Chairman of the Audit Committee
Other Public Company Boards: ▪ Janus International Group, Inc.

Mr. Szlosek brings to the Board:
▪  More than two decades of financial management experience across different sectors, including automotive, life sciences, medical, technology and manufacturing.
▪  Extensive public company experience as a current and former chief financial officer of Fortune 500 companies.
▪  International background, with five years on-the-ground experience in Asia and Europe.

15	©2024 RXO, Inc.

SUMMARY OF QUALIFICATIONS AND EXPERIENCE OF CONTINUING DIRECTORS
	Brad Jacobs	Michelle Nettles	Mary Kissel	Drew Wilkerson	Christine Breves	Adrian Kingshott	Stephen Renna	Thomas Szlosek
BUSINESS OPERATIONS experience provides a practical understanding of developing, implementing and assessing our operating plan and business strategy.	✔	✔	✔	✔	✔	✔	✔	✔
CORPORATE GOVERNANCE experience bolsters Board and management accountability, transparency and a focus on stockholder interests.	✔	✔	✔	✔	✔	✔	✔	✔
CUSTOMER SERVICE experience brings an important perspective to our Board, given the importance of customer retention to our business model.	✔	✔		✔			✔	✔
ENVIRONMENTAL SUSTAINABILITY AND CORPORATE RESPONSIBILITY experience allows our Board’s oversight to guide our long-term value creation for stockholders in a way that is sustainable.	✔	✔	✔	✔	✔		✔	✔
EFFECTIVE CAPITAL ALLOCATION experience is crucial to our Board’s evaluation of our financial statements and capital structure.	✔	✔		✔	✔	✔	✔	✔
CRITICAL ANALYSIS OF CORPORATE FINANCIAL STATEMENTS AND CAPITAL STRUCTURES experience assists our directors in overseeing our financial reporting and internal controls.	✔	✔		✔	✔	✔	✔	✔
HUMAN RESOURCES MANAGEMENT experience allows our Board to further our goals of making RXO an inclusive workplace and aligning human resources objectives with our strategic and operational priorities.	✔	✔	✔	✔	✔			✔
MULTINATIONAL CORPORATE MANAGEMENT experience informs the Board’s strategic thinking, given the global nature of our business.	✔	✔	✔	✔	✔	✔	✔	✔
SALES AND MARKETING experience helps our Board assist with our business strategy and with developing new services and operations.	✔			✔			✔
MERGERS AND ACQUISITIONS, INTEGRATION AND OPTIMIZATION experience helps our company identify the optimal strategic opportunities for profitable growth and realize synergies.	✔	✔	✔	✔	✔	✔		✔
TRANSPORTATION AND LOGISTICS INDUSTRY experience is important in understanding our competitive environment and market positioning.	✔			✔	✔	✔
RISK MANAGEMENT experience is critical to our Board’s role in overseeing the risks facing our company, including mitigation measures.	✔	✔	✔	✔	✔	✔	✔	✔
TALENT MANAGEMENT AND ENGAGEMENT experience helps our company attract, motivate and retain top candidates for leadership roles and innovation teams.	✔	✔	✔	✔	✔	✔	✔	✔
TECHNOLOGY AND INFORMATION SYSTEMS experience provides valuable insights as we continually seek to enhance customer outcomes and internal operations.	✔		✔		✔			✔
16	©2024 RXO, Inc.

ROLE OF THE BOARD AND BOARD LEADERSHIP STRUCTURE
Our business and affairs are managed under the direction of our Board of Directors, which is our company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of our company and management, and provides advice and counsel to management. In fulfilling the Board’s responsibilities, our directors have full access to our management, internal and external auditors, and outside advisors.
Furthermore, our Board of Directors is committed to independent Board oversight. Our current Board leadership structure includes a non-executive chairman as well as a vice chair and a lead independent director. The position of chairman of the Board is held by Mr. Jacobs.
To further strengthen its independent decision-making, our Board has approved a set of Corporate Governance Guidelines that provide for an independent vice chair position as part of its ongoing commitment to strong corporate governance. The position of vice chair is defined as an independent director with authorities and duties that include: (i) presiding at meetings of the Board where the chairman and lead independent director are not present; (ii) assisting the chairman, when appropriate, in carrying out his duties; (iii) assisting the lead independent director, where appropriate, in carrying out her duties; and (iv) such other duties, responsibilities and assistance as the Board or the chairman may determine. The vice chair is also available to meet with significant stockholders as required. Ms. Kissel was appointed to serve as vice chair on November 1, 2022.
In addition, the Board has provided that the independent directors may appoint a lead independent director who presides over executive sessions of the independent directors, and who shall serve a term of at least one year. The position of lead independent director has been structured to include, among other duties: (i) presiding at all meetings of the Board of Directors at which the chairman is not present; (ii) presiding at all executive sessions of the independent directors, which must take place at least once a year without members of management present; and (iii) calling additional meetings of the independent directors as necessary. The lead independent director also serves as a liaison between the chairman and the independent directors. Ms. Nettles was appointed to serve as lead independent director on November 1, 2022.
Further information regarding the positions of lead independent director and vice chairman is set forth in the Corporate Governance Guidelines, which are available on the company’s website at www.rxo.com under the Investors tab.
Our Board of Directors held five meetings during 2023. All nine persons currently serving as directors attended all our board meetings. Each person currently serving as a director attended all the meetings of the committee(s) on which he or she served during the time he or she served on the Board or committees. During 2023, our Board of Directors took one action via unanimous written consent.
Our directors are expected to attend our annual meetings. Any director who is unable to attend is expected to notify the chairman of the Board in advance of the meeting date. All our directors attended our first Annual Meeting of Stockholders in 2023.
BOARD RISK OVERSIGHT
Our Board of Directors provides overall risk oversight, with a focus on the most significant risks facing our company.
In addition, the Board is responsible for ensuring appropriate crisis management and business continuity plans are in place. The management of risks to our business, and the execution of contingency plans, are primarily the responsibility of our senior management team.
Our Board and senior management team regularly discuss the company’s business strategy, operations, policies, controls, prospects, and current and potential risks. These discussions include approaches for assessing, monitoring, mitigating, and controlling risk exposure. The Board has delegated responsibility for the oversight of specific risks to its committees as follows.
▪
Audit Committee. The Audit Committee oversees the policies that govern the process by which management assesses and manages our exposure to risk. In that role, the Audit Committee discusses major financial risk exposures, including cyber-related risks, with our management and discusses the steps that management has taken to monitor and control these exposures. The Audit Committee annually reviews our comprehensive enterprise risk management process (with quarterly updates, as appropriate), which is designed to assess, manage, and identify risks in order to align Board discussion topics with identified risks. Additionally, the Audit Committee is responsible for reviewing risks arising from related party transactions involving our company, for establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and for overseeing our companywide Code of Business Ethics and overall compliance with legal and regulatory requirements.

▪
Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Compensation Committee ensures that the company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the company’s stockholders, while simultaneously reducing excessive risk-taking and holding our senior leadership team accountable.

17	©2024 RXO, Inc.

▪
Nominating, Governance and Sustainability Committee. The Nominating, Governance and Sustainability Committee oversees risks related to our governance structure and processes, as well as risks associated with the company’s corporate sustainability practices and reporting.

In addition, the Board periodically holds special sessions to evaluate topical trends identified as significant risks or items of strategic interest. The Board is committed to ensuring that our company has the resources and infrastructure necessary to appropriately address all significant risks.
COMMITTEES OF THE BOARD AND COMMITTEE MEMBERSHIP
Each of the Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee has a written charter that complies with applicable SEC rules and with the rules set forth in the NYSE Listed Company Manual. These charters are available at investors.rxo.com. You may obtain a printed copy of any of these charters, without charge, by sending a request to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
The Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee are each composed entirely of independent directors within all applicable standards, as discussed below. Our Board’s general policy is to review and approve committee assignments annually. After consulting with our Board chairman and considering member qualifications, the Nominating, Governance and Sustainability Committee is responsible for recommending to our Board all committee assignments, including the roles of committee chair. Each committee is authorized to retain, in its sole authority, its own outside counsel and other advisors at the company’s expense. Also, each committee may form and delegate authority to subcommittees when appropriate. Our Board may create or eliminate additional committees as it deems appropriate. All directors are invited to attend committee meetings even if they are not a member of the committee.
The following table sets forth the membership of each of our Board committees as of the Record Date. Mr. Jacobs and Mr. Wilkerson do not serve on any Board committees.
Name	Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee
Christine Breves	✔
AnnaMaria DeSalva			C
Adrian Kingshott	✔		✔
Mary Kissel		✔
Michelle Nettles		C
Stephen Renna		✔	✔
Thomas Szlosek*	C
C = Committee chairman	✔ = Committee member
* = Audit Committee Financial Expert
A summary of the committees’ responsibilities is as follows:
Audit Committee. Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to assist our Board of Directors in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent registered public accounting firm, (v) the performance of our independent registered public accounting firm and internal audit function, and (vi) related party transactions. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years, and is able to read and understand fundamental financial statements. During 2023, the Audit Committee members were Thomas Szlosek (chairman), Christine Breves and Adrian Kingshott. During 2023, the Audit Committee met five times and took one action via unanimous written consent. Our Board has determined that Mr. Szlosek qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act.
Compensation Committee. The primary responsibilities of the Compensation Committee are, among other things: (i) to oversee the administration of our compensation programs, (ii) to review and approve the compensation of our executive management, (iii) to review and make recommendations concerning director compensation, (iv) to prepare any report on executive compensation required by SEC rules and regulations, and (v) to retain independent compensation consultants and oversee the work of such consultants. During 2023, the Compensation Committee members were Michelle Nettles (chairman), Mary Kissel and Stephen Renna. During 2023, the Compensation Committee met five times and did not take any actions via unanimous written consent.
18	©2024 RXO, Inc.

Nominating, Governance and Sustainability Committee. The primary responsibilities of the Nominating, Governance and Sustainability Committee are, among other things: (i) to identify individuals qualified to become directors and recommend that our board select such individuals to be presented for stockholder consideration at the annual meeting or to be appointed by the board to fill a vacancy, (ii) to make recommendations to our board concerning committee appointments, (iii) to develop, recommend to our board and annually review the Corporate Governance Guidelines and oversee corporate governance matters, (iv) to oversee an annual evaluation of our board and committees, and (v) to support our board in its oversight of our sustainability strategies, performance and external disclosures. During 2023, the Nominating, Governance and Sustainability Committee members were AnnaMaria DeSalva (chairman), Adrian Kingshott and Stephen Renna. During 2023 the Nominating, Governance and Sustainability Committee met two times and did not take any actions via unanimous written consent.
DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of each person who served as a non-employee director of our company during 2023.
2023 Director Compensation Table(1)
Name	Fees Earned in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Brad Jacobs	80,000	190,014	270,014
Christine Breves	80,000	190,014	270,014
AnnaMaria DeSalva	100,000	190,014	290,014
Adrian Kingshott	80,000	190,014	270,014
Mary Kissel	105,000	190,014	295,014
Michelle Nettles	125,000	190,014	315,014
Stephen Renna	80,000	190,014	270,014
Thomas Szlosek	105,000	190,014	295,014
(1)
Compensation information for Drew Wilkerson, who is our CEO, is disclosed in this Proxy Statement under the heading “Compensation Tables — Summary Compensation Table.” Mr. Wilkerson did not receive additional compensation for his service as a director.

(2)
The amounts reflected in this column represent the grant date fair value of the awards made in 2023, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation — Stock Compensation” (“ASC 718”). For more information on assumptions used in the calculation of the grant date fair value, see Note 12 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)
As of December 31, 2023, the following non-employee directors held the following number of RXO RSUs: Mr. Jacobs held 1,186,032 unvested RXO RSUs; Ms. DeSalva held 44,031 fully vested deferred RSUs and 11,537 unvested RSUs; Mr. Kingshott held 126,260 fully vested deferred RSUs and 11,537 unvested RSUs; and each of the other non-employee directors in the table above held 11,537 unvested RSUs which were granted on January 3, 2023, and vested on January 3, 2024.

DIRECTOR COMPENSATION POLICY
Our non-employee director compensation policy provides for an annual cash retainer of $80,000, payable quarterly in arrears, and time-based restricted stock units (“Time-Based RSUs”) worth $190,000. The annual grant of such Time-Based RSUs is to be made on the first business day of each calendar year of service (the “RSU Grant Date”) with the number of units determined by dividing $190,000 by the average of the closing prices of the company’s common stock on the 10 trading days immediately preceding the RSU Grant Date.
The vice chair of the Board receives an additional $25,000 annual cash retainer, payable quarterly in arrears; the lead independent director receives an additional $25,000 annual cash retainer, payable quarterly in arrears; and the chairs of our Audit Committee, our Compensation Committee and our Nominating, Corporate Governance and Sustainability Committee each receives an additional cash retainer of $25,000, $20,000 and $20,000, respectively, payable quarterly in arrears.
Directors who are employees of our company do not receive additional compensation for service as members of either our Board of Directors or its committees. Changes to the compensation of our directors is subject to approval by our Board, based in part on the recommendation of the Compensation Committee.
No other fees are paid to our directors for their attendance at or participation in meetings of our Board or its committees. We reimburse our directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.
19	©2024 RXO, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee has been an officer or employee of our company. During 2023, there were no material transactions between the company and the members of the Compensation Committee, and none of our executive officers served on any compensation committee or board of directors of any entity that has one or more executive officers serving on our Compensation Committee or on our Board of Directors.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS ETHICS
Our Board of Directors is committed to sound corporate governance principles and practices. Our Board adopted Corporate Governance Guidelines as of November 1, 2022.
The Guidelines serve as a framework within which our Board operates. Among other things, the Guidelines include criteria for determining the qualifications and independence of the members of our Board, requirements for the standing committees of our Board, responsibilities for members of our Board and requirements to conduct an annual evaluation of the effectiveness of our Board and its committees. The Nominating, Governance and Sustainability Committee is responsible for reviewing the Guidelines annually, or more frequently as appropriate, and recommending appropriate changes to our Board in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.
We have a Code of Business Ethics that applies to our directors and executive officers. This Code is designed to deter wrongdoing, promote the honest and ethical conduct of all employees, and promote compliance with applicable governmental laws, rules and regulations, as well as provide clear channels for reporting concerns. The Code of Business Ethics constitutes a “code of ethics” as defined in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code of Business Ethics or waivers of any provision of the Code of Business Ethics as applicable to our principal executive officer, our principal financial officer, and our principal accounting officer by posting such disclosures on our website pursuant to SEC rules.
The Guidelines and the Code of Business Ethics are available on our website at www.rxo.com. In addition, you may obtain a printed copy of these documents, without charge, by sending a request to: Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
DIRECTOR INDEPENDENCE
Under the Corporate Governance Guidelines, our Board of Directors is responsible for making independence determinations annually with the assistance of the Nominating, Governance and Sustainability Committee. Independence determinations are made by reference to the independence standard under the Corporate Governance Guidelines and the definition of “independent director” under Section 303A.02 of the NYSE Listed Company Manual. Our Board has affirmatively determined that each person who served as a director during any part of 2023 (including members of the Nominating, Governance and Sustainability Committee), except for Mr. Jacobs and Mr. Wilkerson, satisfies the independence standards under the Guidelines and the NYSE Listed Company Manual.
In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards for independence of Audit Committee members established by the SEC: that is, the director may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than his or her director compensation or (ii) be an affiliated person of our company or any of its subsidiaries. Our Board has also determined that each member of the Compensation Committee satisfies the NYSE standards for independence of Compensation Committee members. In making the independence determinations for each director, our Board and the Nominating, Governance and Sustainability Committee analyzed certain relationships of the directors that were not required to be disclosed pursuant to Item 404(a) of Regulation S-K.
20	©2024 RXO, Inc.

DIRECTOR SELECTION PROCESS
The Nominating, Governance and Sustainability Committee is responsible for recommending to our Board all nominees for election to the Board, including nominees for re-election to the Board, in each case, after consultation with the chairman of the Board. Subject to the foregoing, in considering new nominees for election to our Board, the Nominating, Governance and Sustainability Committee considers, among other things, breadth of experience, financial expertise, wisdom, integrity, an ability to make independent analytical inquiries, an understanding of our company’s business environment, knowledge and experience in such areas as technology and marketing, and other disciplines relevant to our company’s businesses, the nominee’s ownership interest in our company, and a willingness and ability to devote adequate time to board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. When searching for new directors, our Board endeavors to actively seek out highly qualified women and individuals from underrepresented minorities to include in the pool from which Board nominees are chosen. Our Board aims to create a team of directors with diverse experiences and perspectives to provide our company with thoughtful and engaged Board oversight. The Nominating, Governance and Sustainability Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.
The Nominating, Governance and Sustainability Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management, recommendations from our stockholders or any other source the committee deems appropriate, including engaging a third-party consulting firm to assist in identifying independent director nominees.
Our Board will consider nominees submitted by our stockholders, subject to the same factors that are brought to bear when it considers nominees referred by other sources. Our stockholders will be permitted to nominate candidates for election as directors by following the procedures set forth in our amended and restated bylaws, which are summarized below. We did not receive any director nominees from our stockholders for the 2024 Annual Meeting.
The advance notice provisions of our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the secretary of our company not less than 90 days, and not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include, among other things: (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns, and (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules.
In addition, the proxy access provisions of our bylaws permit a stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of our outstanding common stock, to nominate and include in the our annual meeting proxy materials up to the greater of two directors or 20% of the number of directors to be elected at the annual meeting, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Stockholder requests to include stockholder-nominated directors in the company’s proxy materials for our 2025 Annual Meeting of stockholders must be received by the company no earlier than November 10, 2024 and no later than December 10, 2024.
Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, a copy of which may be obtained by sending a request to: Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
21	©2024 RXO, Inc.

BOARD OVERSIGHT OF HUMAN CAPITAL MANAGEMENT
At RXO, our values are central to our foundation which enables our competitive advantage and ability to consistently deliver for everyone we serve. Grounded in our passion for technology and solutions, we approach our work with an entrepreneurial spirit that encourages creative problem solving and allows us to adapt quickly to changes. We maintain a strong governance structure, a strict code of ethics, good corporate citizenship, and a commitment to consistent employee engagement.
RXO management and our Board of Directors believe that human capital management is a strength at our company. We are committed to working together in a transparent manner, allowing for open communication for all human resource-related matters, and striving to maintain our position as an employer of choice. Our Board has access to information about our human resources operations, talent development programs, succession planning and long-range business plans. Our Chief Human Resources Officer is invited to speak regularly at Board meetings, and our Compensation Committee actively reviews our benefit offerings and makes executive and broad-based employee compensation decisions. We conduct in-person and virtual meetings directly with our Board, and the directors often attend and participate in the monthly operating review meetings with the leadership of our businesses.
As a customer-centric company with a strong service culture, we require an unwavering commitment to workplace inclusion and safety, as well as competitive total compensation that meets the needs of our employees and their families. We listen to our employees, we ask for feedback through engagement surveys, leadership roundtables, site assessments, and town halls. We use these opportunities to gauge what is important to our employees and gather constructive suggestions on the areas we can improve. Throughout 2023, we made significant investments to our employees, particularly in the following areas.
▪
Community and Culture: At RXO we enable an inclusive culture where our employees learn and thrive with one another. We promote mutual respect and foster an environment of transparency, trust, and collaboration. Through open communication and ongoing learning and development, we’re better equipped to understand our culture and celebrate the individuality within it. We engage in academic partnerships, including our collaboration with minority-serving institutions such as Historically Black Colleges and Universities and the Hispanic Association of Colleges and Universities. We sponsor inclusion programs and resource groups that support employee and supplier heritage and focus on women, people of color, veterans, the LGBTQ+ community, people with disabilities, and other multicultural groups.

 In 2023 we worked to expand our community engagement efforts, which included a partnership with Veterans Bridge Home, USO, Kids in Need Foundation, Wreaths Across America, Women In Trucking, Dress for Success, and various breast cancer survivor organizations that have supported our employees through their cancer journeys. RXO was recognized as a Military Friendly Employer and named as A Top Company for Women to Work for by Women in Trucking.
▪
Health and Safety: We put safety first and continually seek to protect the health and safety of our employees, contractors, customers, suppliers, and the communities in which we operate. Driving appropriate safety behaviors and practices are vital to preventing workplace incidents. Our safety policies reflect and convey a proactive safety approach which resonates within our facilities. The company complies with appropriate safety and security laws and regulations such as those established by OSHA, EPA, FMCSA, and all other applicable federal, state, and local safety and health regulations. The Company is committed to this plan and assigns responsibility to every employee to perform his or her function in such a manner that prevent incidents or accidents from occurring.

 We continue to prioritize employees’ physical and mental health, remaining diligent in upholding RXO’s safety protocols, a contactless delivery policy for our drivers and customers, and access to mental health counseling services for employees and their dependents. Another way we work to decrease occupational injuries and illnesses is through our global Road to Zero program. Road to Zero instills safety and compliance awareness through education, mentoring, communication, and on-the-job training. In 2023, RXO maintained an Occupational Safety and Health Administration total recordable incident rate that was lower than the national benchmark for the Truck Transportation industry, based on the “Industry Injury and Illness Data” of the U.S. Bureau of Labor Statistics.
▪
Talent Development and Engagement: We believe that acquiring top talent and investing in the development of our people gives us a sustainable competitive advantage. We attract candidates from diverse talent sources and build our pipeline by offering rewarding and challenging career opportunities. We create exceptional employee training experiences that are collaborative and transformative to maximize our people’s potential. We believe one of the keys to retaining talent is to ensure they are provided opportunities for growth and a clear path for advancing their careers. In 2023 we launched several new career planning programs including RXO Accelerate and Career Journeys. We graduated a record number of employees in our Grow RXO and RISE programs. Our leaders are the stewards of our culture and are critical to shaping our employee experiences as well as our business strategy, so we invest in them through a variety of leadership effectiveness programs focused on coaching, feedback and building trust.

▪
Total Rewards: Investing in our employees is a top priority and we strive to provide a competitive total rewards package that is designed to attract, retain, and drive our people. We provide competitive compensation and benefits from day one. Based on employee feedback in 2023, we added additional paid time off for our employees to volunteer in their communities. RXO continues to cover the majority of health care costs to minimize the inflationary impact on employees.

22	©2024 RXO, Inc.

BOARD OVERSIGHT OF SUSTAINABILITY MATTERS
Through innovation and purpose, we work to promote environmental, social, and organizational sustainability. By its nature, our business model, which matches freight needs with available capacity, supports sustainability. By growing our business responsibly, we can improve environmental outcomes for the transportation industry while increasing stockholder value. Sustainability is at the forefront of deliberations among our directors and informs their overall approach to risk oversight. It fosters an inclusive workplace for our employees, both now and in the future.
In addition, ESG efforts are important to many of our stakeholders who want to do business with partners who share their goals, such as the transition to a low-carbon economy.
We continue to work closely with the Nominating, Governance and Sustainability Committee on our Company’s external disclosures regarding material sustainability and other corporate responsibility matters.
BOARD OVERSIGHT OF INFORMATION TECHNOLOGY AND CYBERSECURITY RISK MANAGEMENT
Information technology and cybersecurity risks are top priority for our company, and we take a proactive approach to managing these risks by closely monitoring and overseeing these areas.
Our Board receives regular updates from management regarding governance processes, ongoing projects to improve cybersecurity defense, and the results of simulated security tests. They also discuss relevant incidents in the industry and changes in the threat landscape.
We have a dedicated cybersecurity team, led by our chief information security officer, that stays up to date on the latest industry trends, regulations, and technological developments and enhances our information security capabilities to protect against threats. Our cybersecurity infrastructure and defense mechanisms effectively block a high volume of threats each month.
We are committed to continually improve our ability to detect and respond to incidents and have an IT security training program that all employees are required to complete at regular intervals. We also have phishing simulation programs and an information security insurance policy.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Stockholders and other parties interested in communicating with our Board of Directors, any Board committee, any individual director, including our lead independent director, or any group of directors (such as our independent directors) should send written correspondence to Board of Directors, c/o Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277. Please note that we will not forward communications to the Board that qualify as spam, junk mail, mass mailings, resumes or other forms of job inquiries, surveys, business solicitations or advertisements.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholder proposals intended to be presented at our 2025 Annual Meeting of Stockholders must be received by our Corporate Secretary no later than December 10 2024, in order to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.
As more specifically provided for in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who has delivered proper notice to us not less than 90 days, and not more than 120 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. For example, if our 2025 Annual Meeting is held on May 20, 2025, any stockholder proposal to be considered at the 2025 Annual Meeting, including nominations of persons for election to our Board, must be properly submitted to us not earlier than January 20, 2025, nor later than February 19, 2025. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide written notice to us that includes the information required by Rule 14a-19(b) under the Exchange Act not later than February 19, 2025.
Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request sent to: Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
23	©2024 RXO, Inc.

Certain Relationships and Related Party Transactions
Under its written charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving or ratifying any transaction between our company and a related person (as defined in Item 404 of Regulation S-K) that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.
REGISTRATION RIGHTS AGREEMENT
RXO entered into the Registration Rights Agreement with Jacobs Private Equity, LLC (“JPE”), an affiliate of Brad Jacobs, our chairman. The Registration Rights Agreement provides certain holders of shares of RXO common stock with certain rights to cause RXO to register the sale of their common stock, other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act, without limitation as to volume, manner of sale or other restrictions under Rule 144. Pursuant to the Registration Rights Agreement, JPE may request that we register shares of our common stock held by JPE a total of three times. If such registration involves an underwritten offering, we may be required to agree to be restricted from selling or disposing any of our common stock or securities convertible into or exchangeable or exercisable for common stock for a period of 90 days (subject to certain exceptions and our ability to defer a registration request or suspend use of a registration statement under certain circumstances).
In addition, subject to certain exceptions, if we register our securities on a registration statement that permits the inclusion of shares of our common stock held by JPE, we must give JPE prompt written notice and include on such registration statement all shares requested to be included. The Registration Rights Agreement also contains customary provisions relating to expenses and indemnification.
As of March 25, 2024, JPE beneficially owned 1,300,701 shares of RXO common stock, which represents approximately 1.1% of the outstanding shares of RXO common stock.
24	©2024 RXO, Inc.

Delinquent Section 16(a)
Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that RXO’s directors, executive officers and persons who beneficially own 10% or more of RXO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To RXO’s knowledge, based solely on a review of the copies of such reports furnished to RXO and written representations that no other reports were required, during the year ended December 31, 2023, all such filing requirements applicable to RXO’s directors, executive officers and greater than 10% beneficial owners were complied with.
25	©2024 RXO, Inc.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information concerning the beneficial ownership of our voting securities as of the Record Date by: (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each NEO, and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of the Record Date.
Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held solely by the beneficial owner, and which are exercisable or convertible within 60 days, have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(1)
Beneficial Ownership of 5% or more:
BlackRock, Inc.(2)	18,476,303	15.72%
Orbis Investment Management Limited(3)	17,081,204	14.53%
MFN Partners, LP(4)	15,588,555	13.26%
The Vanguard Group(5)	13,248,506	11.27%
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Restricted Stock Units (RSUs)	Deferred RSUs	Percentage of Common Stock Outstanding(1)
Directors:
Brad Jacobs(6)	1,724,642	1,182,540	—	1.5%
Michelle Nettles	13,385	8,045	—	*
Mary Kissel	19,347	8,045	—	*
Christine Breves	18,485	8,045	—	*
AnnaMaria DeSalva	21,308	8,045	32,494	*
Adrian Kingshott	73,742	8,045	126,260	*
Stephen Renna	15,085	8,045	—	*
Thomas Szlosek	13,034	8,045	11,537	*
NEOs:
Drew Wilkerson+	161,368(7)	764,588	—	*
Jamie Harris	29,896	346,056	—	*
Jeffrey Firestone	25,628	227,506	—	*
Current Directors and Executive Officers as a Group (11 persons)	2,115,920(7)	2,623,471	170,291	1.8%
*	less than 1%
+	Director and Executive Officer
26	©2024 RXO, Inc.

(1)
Represents percentage of common stock outstanding for the shares of common stock beneficially owned by such person. For purposes of this column, the number of shares of the class outstanding for each person reflects the sum of: (i) 117,542,584 shares of our common stock that were outstanding as of the Record Date, and (ii) the number of RSUs held by such person, if any, that are or will become vested within 60 days of the Record Date.

(2)
Based on the Schedule 13G/A filed on January 22, 2024 by BlackRock, Inc., which reported that, as of January 22, 2024, BlackRock, Inc. beneficially owned 18,476,303 shares of our common stock, with sole voting power over 18,288,767 shares of our common stock and sole dispositive power over 18,476,303 shares of our common stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)
Based on the Schedule 13G filed on February 14, 2024 by Orbis Investment Management Limited (“OIML”) and Orbis Investment Management (U.S.), L.P. (“OIMUS”), which reported that, as of February 14, 2024, OIML beneficially owned 16,623,689 shares of our common stock and OIMUS beneficially owned 457,515 shares of our common stock. These entities have sole voting and sole dispositive power over such shares of our common stock. The address of the principal business office of OIML is Orbis House, 25 Front Street, Hamilton, Bermuda HM11. The address of the principal business office of OIMUS is One Letterman Drive, Building C, Suite CM-100, The Presidio of San Francisco, San Francisco, CA 94129, USA.

(4)
Based on the Schedule 13G filed on February 12, 2024 by (i) MFN Partners, LP (the “Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (each, a “Reporting Person” and collectively, the “Reporting Persons”), which reported that, as of February 9, 2024 the Reporting Persons collectively owned 15,588,555 shares of our common stock with shared voting power and shared dispositive power. The address of the principal business office of each of the Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(5)
Based on the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, which reported that, as of February 13, 2024, The Vanguard Group beneficially owned 13,248,506 shares of our common stock with shared voting power over 197,697 shares of our common stock, sole dispositive power over 12,928,201 shares of our common stock and shared dispositive power over 320,305 shares of our common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Mr. Jacobs has indirect beneficial ownership of 1,300,701 shares of our common stock beneficially owned by JPE as a result of being JPE’s managing member.
Mr. Jacobs also directly owns 423,941 shares of our common stock.
(7)	Includes 46,466 RSUs that are or will become vested within 60 days of the Record Date.
27	©2024 RXO, Inc.

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis describes RXO’s executive compensation program for 2023. The Compensation Committee oversees our executive compensation program and practices. In this section, we explain the compensation decisions for the following named executive officers (also called “NEOs”), who were our only executive officers during 2023.
NEO	2023 ROLE
Drew Wilkerson	Chief Executive Officer
Jamie Harris	Chief Financial Officer
Jeff Firestone	Chief Legal Officer
Special Note
RXO completed the spin-off from XPO Logistics, Inc. on November 1, 2022. For RXO, 2023 represented the first full fiscal year as a standalone company since its spin-off. During that time, the compensation committee of the board of directors assessed and implemented a compensation philosophy and incentive plan design that tied the objectives of the company and its pay-for-performance philosophy. This is described in greater detail throughout this compensation discussion and analysis.
28	©2024 RXO, Inc.

2023 Company Performance Highlights Overview
2023 was a historic year for RXO, our first full year as a standalone public company. We doubled down on our strengths, deepened our customer relationships, and created solutions that helped our customers solve their toughest transportation challenges while strategically investing in our business. Our business model outperformed for 2023 despite the extended soft freight market conditions. We grew brokerage volumes by 12% year-over-year with a strong brokerage gross margin.
Highlights of our 2023 performance include:
▪	$3.9 billion of revenue;
▪	$4 million of net income;
▪	$0.03 of diluted EPS;
▪	$0.30 of adjusted diluted EPS*;
▪	$132 million of adjusted EBITDA*;
▪	$89 million of cash flow from operations;
▪	$600 million of total committed liquidity
*See Annex A1 for reconciliations of non-GAAP measures.
RXO benefits from many strong secular tailwinds, including outsourcing freight transportation, increased brokerage penetration of for-hire truckload transportation, and adoption of digital brokerage technologies by shippers and carriers. Given our size in the transportation industry, we see a significant opportunity to increase our market share through ongoing shipper and carrier adoption of our proprietary RXO Connect™ platform. Our late-stage pipeline remains strong and in the fourth quarter of 2023, it grew by 90% when compared to the same period in 2021. We are increasing our share of wallet with existing customers and adding new customers.
The growing complexity of supply chains, the advent of brokerage technology, and the increasing risk-aversion of supply chain operators caused shippers to seek out large, third-party transportation partners with on-demand access to trucks and drivers, real-time pricing, and continuous visibility into the movement of their goods. This led to a sustained shift toward utilizing outsourced transportation brokers such as RXO that have a sophisticated technology offering and provide data for astute decision-making. Broker penetration of for-hire truckload transportation doubled in the last 15 years, and yet, remains less than 25% of the market. Our brokerage business is positioned to benefit from this trend supported by a new volume record in the fourth quarter of 2023.
RXO is well-positioned to capitalize on the growth opportunity ahead of us. We have a playbook for every market cycle, momentum towards increasing share in a $750 billion market, an accomplished leadership team, and a winning strategy.
Our Compensation Philosophy and Executive Compensation Program Objectives
RXO’s compensation philosophy underpins our compensation programs which are designed to attract and retain talent, drive sustainable stockholder value, and ensure the responsible practices of Company leadership. The Compensation Committee believes this is accomplished by linking pay with individual and business performance, balancing short- and long-term business goals, rewarding growth, and offering competitive pay that retains high-performing leaders.
The compensation philosophy is guided by the following objectives:
▪	Attract and retain high-impact, results-oriented leaders who will contribute to RXO’s strategic goals.
▪	Establish a culture with ambitious expectations that incentivize growth and long-term stockholder value and rewards performance.
▪	Maintain focus on the Company’s top priorities of profitable growth, innovation, operational excellence, and customer satisfaction.
▪	Incorporate stockholder feedback into the decision-making process of the RXO Compensation Committee.
The Compensation Committee assesses the performance of the executive officers and ensures that the compensation pay mix of the leaders is competitive and meets its objective to attract and retain the Company’s top talent and to maximize stockholder value.
29	©2024 RXO, Inc.

Compensation Governance Highlights
We established and continue to promote a compensation governance framework that the Compensation Committee and RXO leadership believe aligns and reinforces the company’s compensation philosophy.
What We Do	What We Don’t Do

Pay for performance. We link executive pay to performance with a significant emphasis on variable compensation through a cash-based annual incentive plan and the grant of equity awards that vary in value depending on the stock price.
No exceptional perquisites. We do not offer supplemental benefits or perquisites for our NEOs beyond what is provided broadly to all RXO employees.
Clawback of Incentive Compensation. Adopted recoupment policy in the event of any accounting restatement in accordance with Rule 10D-1 and exchange listing requirements.	No guaranteed pay. We do not offer guaranteed annual salary increases, STI or LTI payments.
Stock ownership policies. We have significant stock ownership and stock retention requirements that encourage a strong ownership mindset.	No golden parachute excise tax gross-ups. We will not increase the size of payments to offset tax liabilities.
Restrictive covenants. Our NEOs are subject to comprehensive non-competition and other restrictive covenants.	No incentive toward undue risk-taking. The incentive plans impose caps and use financial metrics that align to stockholder value creation.

Require double trigger vesting upon a change in control. The equity awards for the NEOs require either a qualifying termination of employment, or failure of a buyer to assume the awards, prior to vesting in connection with a change of control.
No pledging or hedging of company stock. Our insider trading policy prohibits pledging or holding company securities in a margin account as well as hedging transactions.
Prohibit automatic share replenishment. The long-term incentive plan has a fixed-share authorization and does not include an annual evergreen authorization for share replenishment.	No consultant conflicts. The Committee retains an independent compensation consultant.
Implement caps on incentive plans. The short-term and long-term incentive plans for the NEOs have a maximum payout against targets.	No guaranteed annual salary increases. Salary increases are benchmarked against market values and are not guaranteed.
Stockholder Outreach and Engagement
We believe that regular stockholder engagement is key to strong corporate governance, and we recognize the value of engaging in constructive dialogue with stockholders on numerous topics, including business strategy, governance, executive compensation, corporate sustainability, and other important matters. We strive to continually improve in these areas, and we value the opportunity to hold ongoing engagement discussions with stockholders throughout the year. Our investor relations team engages regularly with both existing and prospective stockholders. Feedback from these sessions is shared with executive management and reflected in our strategic priorities.
The Compensation Committee’s Decision-Making Process
The Compensation Committee believes in a balanced approach between evaluating individual and company performance results against formulaic programs to ensure maximum alignment with stockholder interests. The decision-making process incorporates an element of discretion, allowing the Committee to utilize a balanced, multi-dimensional approach to NEO compensation that includes reviewing performance against goals.
Key Factors Considered in Determining Executive Compensation
The Committee has oversight in ensuring the executive compensation is effective and reasonable. To form a multi-dimensional view of executive compensation, the Committee balances the company’s progress against objectives with insights from several sources. Influential factors in determining executive compensation include:
▪	Company performance against target expectations;
▪
Insights from market intelligence to understand current executive pay levels and trending practices, compared to our compensation peer group and other companies inside and outside the industry with a revenue size and/or business profile similar to RXO’s;

▪	Analysis of each executive’s current RXO stock holdings — both vested and unvested — as a representation of the realized and realizable pay accumulation;
▪	Evaluation of each executive’s performance, responsibilities, and contributions within their respective role; and,
▪	Company alignment with a pay-for-performance model.
30	©2024 RXO, Inc.

Benchmarking Executive Compensation Levels
The Compensation Committee adopted, with advice from its independent consultant, a peer group to assist in measuring appropriate levels of compensation for fiscal year 2023. The compensation peer group comprises companies with similar or adjacent business models that source talent from the same labor pools as RXO. In determining the peer group, the Committee used the following criteria: (i) company is operating within the trucking, air freight or logistics industry and is competitive with RXO, (ii) company is publicly traded on a major U.S. stock exchange, and (iii) company is within a reasonable size range of RXO, with certain companies falling outside of that range based on industry relevance.
PEER COMPANY NAME	TICKER	2023 Full-Year Revenue $ in millions(1)
ArcBest Corporation	ARCB	$4,427
C.H. Robinson Worldwide, Inc	CHRW	$17,596
Covenant Logistics Group, Inc.	CVLG	$1,104
Hub Group, Inc.	HUBG	$4,203
J.B. Hunt Transport Services, Inc.	JBHT	$12,830
Knight-Swift Transportation Holdings, Inc	KNX	$7,142
Landstar System, Inc	LSTR	$5,313
Marten Transport, Ltd	MRTN	$1,131
Matson, Inc.	MATX	$3,095
Ryder System, Inc	R	$11,783
Schneider National, Inc.	SNDR	$5,499
Uber Technologies, Inc	UBER	$37,281
Universal Logistics Holdings, Inc.	ULH	$1,662
Werner Enterprises, Inc	WERN	$3,283
Average		$8,311
25th Percentile		$3,142
Median		$4,870
75th Percentile		$10,623
RXO, Inc.	RXO	$3,927
Percent Rank		36
(1)	Source: S&P Capital IQ
Pay Elements
Our executive compensation program includes three primary elements: base salary, annual short-term incentive (STI) awards, and long-term incentive (LTI) awards. These elements are described in more detail below.
ELEMENT	PURPOSE	PAY-FOR-PERFORMANCE DESIGN
BASE SALARY	To attract and retain high-performing executives	▪	Fixed cash compensation considers experience, job scope, and market benchmarks.
SHORT-TERM INCENTIVE	To reward annual performance and individual contributions that support RXO’s strategy and results	▪	Payouts are determined based on results of performance metrics (which for 2023 was adjusted EBITDA) relative to predetermined targets.
		▪	Executives become eligible for an STI payment if adjusted EBITDA is above 80% of the full-year target level.
		▪	Payouts range from zero to a maximum of 200% of target.
LONG-TERM INCENTIVE	To retain key executives, focus on long-term value creation, and align executive compensation with outcomes for our stockholders	▪	The Committee designs long-term incentive awards to motivate executives to achieve goals over an extended period.
		▪	The Committee takes a strategic approach to long-term incentive design to align awards with the company’s strategy and stockholder returns.
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Executive Compensation Elements and Outcomes For 2023 Annual Base Salary
On an annual basis, the Compensation Committee reviews base salaries relative to market benchmarks and may make periodic adjustments. For 2023, the Committee did not make any salary adjustments to the base salaries for our NEOs. The following annual base salaries were in effect as of the spin-off and remained unchanged for 2023:
Executive Officer	Annual Base Salary
Drew Wilkerson	$ 650,000
Jamie Harris	$ 600,000
Jeff Firestone	$ 525,000
Annual Short-Term Incentive
On an annual basis, the Compensation Committee reviews market and peer data to determine the short- term incentive (STI) target opportunity for our NEOs, as shown in the table below.
For the 2023 performance year, each NEO was eligible for STI if Adjusted EBITDA (which is a non-GAAP metric further described in Annex A) was above 80% of target and remained employed as of the payment date. The maximum annual STI payout opportunity is capped at 200% of target. Our NEOs participated in the STI with funding determined 100% on the adjusted EBITDA performance of RXO for 2023.
Executive Officer	Annualized Base Salary	Target STI (as a percentage of annual base salary)	Target STI Opportunity	Maximum STI	Maximum STI Opportunity
Drew Wilkerson	$650,000	135%	$877,500	2x Target	$1,755,000
Jamie Harris	$600,000	100%	$600,000	2x Target	$1,200,000
Jeff Firestone	$525,000	100%	$525,000	2x Target	$1,050,000
2023 STI Payout. In consideration of the above factors, each of Mr. Wilkerson, Mr. Harris, and Mr. Firestone did not receive a short-term incentive payout based on the financial performance results.
Below is a summary of our NEOs’ total annual STI compensation for 2023 final outcomes.
Executive Officer	Annualized Base Salary	Target STI Opportunity	Actual STI Funding Achievement	Actual Total STI Payout
Drew Wilkerson	$ 650,000	$ 877,500	0.0%	$—
Jamie Harris	$ 600,000	$ 600,000	0.0%	$—
Jeff Firestone	$ 525,000	$ 525,000	0.0%	$—
Long-Term Incentives and 2024 Go-Forward Design
Our long-term incentive (LTI) program is designed to motivate our executives to achieve business goals, retain executive talent, and reward performance over an extended period by tying a significant portion of compensation to stockholder returns through the use of equity awards.
2023 Long-Term Incentive Grants. In February 2023, the Compensation Committee, along with guidance from their independent advisor, awarded time-based restricted stock units (RSUs) to each NEO which vest one-third on each of the first three anniversaries of the grant date. The award and grant date values are further described in the summary compensation and related tables.1
As a short-tenured standalone company following the spin-off from XPO Logistics, Inc. on November 1, 2022, the Compensation Committee elected to grant time-based RSUs for the purpose of having a measured amount of time to assess the appropriate performance metrics that would impact company results, enhance the interests of shareholders, and drive executive performance and retention.
2024 Long-Term Incentive Design. The 2024 design aligns our executive compensation package with the Company’s compensation philosophy, further links pay with performance, and builds sustainable shareholder value while driving our long-term strategic priorities.
Beginning with LTI grants awarded in 2024, the primary equity awards for delivering long-term incentives are the combination of time-based restricted stock units (RSUs) and performance-based restricted stock units (PRSUs). The Compensation Committee believes that placing more pay at risk balances the interests of motivating performance toward shareholder return and retaining executive talent.
1 Mr. Wilkerson received a PRSU grant on December 23, 2021, prior to the spin-off from XPO Logistics Inc., consisting of 2,212 PRSUs (at target performance level) which required achievement for the calendar year 2023 performance period on metrics relating to Average Loads Per Day (weighted 50%) and Aggregate Gross Margin (weighted 50%) of the RXO brokerage business unit. The performance metrics for 2023 were not met and so these PRSUs were forfeited in March 2024.
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The long-term incentive stock award mix for 2024 consists of the following components:
50% time-based restricted stock units – vesting one-third on each of the first three anniversaries of the grant date, and
50% performance-based restricted stock units – based on the achievement of relative total shareholder return over multi-year vesting and performance periods.
The performance-based restricted stock units are based 100% on relative total shareholder return as compared to the S&P Transportation Select Industry Index. The payout scale has a threshold starting at the 55th percentile and a maximum achievement at the 90th percentile, with a 0% payout below the 55th percentile.
OUR EXECUTIVE COMPENSATION GOVERNANCE FRAMEWORK
Stock Ownership Policy
We believe that NEOs and the Board of Directors should have a significant stake in RXO. The stock ownership guidelines we have adopted are designed to encourage long-term focus on performance, align the interests of its executives and directors with those of its stockholders, and mitigate a number of risks, including those related to attrition and undue risk-taking.
Guidelines
Stock ownership guidelines are expressed as a multiple of annual base salary (NEOs) or annual cash retainer (directors) in the form of RXO stock, as follows:
▪	Chief Executive Officer: The CEO is expected to achieve and maintain six times the annual base salary.
▪	Other Named Executive Officers: The non-CEO NEOs are expected to achieve and maintain three times the annual base salary.
▪	Board of Directors: The directors are expected to achieve and maintain five times the annual cash retainer.
Compliance with our stock ownership guidelines is generally determined using the aggregate count of shares of common stock held directly or indirectly by the covered individuals, plus unvested restricted stock units subject solely to time-based vesting and, for directors, vested restricted stock units subject to deferred delivery. Stock options, whether vested or unvested, and equity-based awards subject to performance-based vesting conditions, are not counted toward meeting stock ownership guidelines until they have settled or been exercised, as applicable. Covered individuals have five years to come into compliance with the guidelines from the date they start in the position that is subject to ownership requirements or join the Board.
As of the Record Date, each covered individual complied, or was on the way to complying, within the five years with our stock ownership guidelines.
Clawback Policy
RXO has adopted a clawback policy (“Policy”) for the recoupment of incentive-based compensation for the NEOs. The policy applies in the event of any accounting restatement due to the Company’s material noncompliance with financial reporting requirements in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and with New York Stock Exchange listing requirements. The NEOs are covered and subject to this Policy, even if an executive officer had no responsibility for the financial statement errors that required restatement.
This Policy covers all incentive-based compensation (including any cash or equity compensation) that is granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure. It applies to any incentive-based compensation received by an executive officer during the period consisting of any of the three completed fiscal years immediately preceding the date that the Company’s Board (or its Audit Committee) concludes, or reasonably should have concluded, that the Company is required to prepare a restatement or the date that a court, regulator, or other legally authorized body directs the Company to prepare a restatement.
Additional clawback provisions apply to the CEO and CFO as required by Section 304 of the Sarbanes-Oxley Act of 2002 if a restatement is due to the material noncompliance of the Company as a result of misconduct.
Role of the Compensation Committee
The Compensation Committee is responsible for approving our compensation practices and oversees the executive compensation program for our NEOs in a manner that is consistent with RXO’s compensation philosophy. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee acts independently but works closely with the board, its independent consultant, and with management to examine the effectiveness of the Company’s incentive and executive compensation programs throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs.
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Role of Management
Members of our management team provide input to the Compensation Committee and attend portions of meetings where executive compensation is discussed and evaluated. Our chief executive officer, Mr. Wilkerson, provides recommendations for proposed compensation actions with respect to our executive team, but not with respect to his own compensation. The Committee carefully and independently reviews the recommendations of NEO pay and consults its independent advisor before making final determinations. Independent members of the Committee make all final determinations regarding CEO compensation. We believe this process ensures our executive compensation program effectively aligns with RXO’s compensation philosophy and stockholder interests.
Role of the Committee’s Independent Compensation Consultant
The Compensation Committee retained Pearl Meyer & Partners, LLC as its independent advisor. Among other things, the Committee’s independent advisor consults on compensation and governance matters, monitors trends and evolving market practices in executive compensation, and provides general advice and support to the Committee and Committee’s chair. In 2023, Pearl Meyer supported the Committee by reviewing the peer group companies, the go-forward long-term incentive award terms and design, benchmarking analysis, incentive plan risk assessment, and by reviewing the content of this Compensation Discussion and Analysis.
The Compensation Committee considered Pearl Meyer’s independence in light of applicable SEC rules and NYSE listing standards. After considering the absence of any relationships with management and members of the Committee, as well as Pearl Meyer’s internal policies and other information provided to the Committee, the Committee determined that no conflicts of interest existed that would prevent the firm from serving as its independent compensation consultant.
OTHER COMPENSATION-RELATED ITEMS
Equity Granting Policy
All equity awards to NEOs are approved by the Compensation Committee with a grant date determined at the time of approval. The Committee does not target a specific time during the year to make equity grants, but grant dates are no earlier than the date of Committee approval.
Benefits
Our NEOs generally are provided with the same benefits as are offered to other eligible employees, including participation in the RXO, Inc. 401(k) Plan and insurance benefit programs.
Agreements with NEOs
We believe it’s in the best interests of our company to enter into agreements with our NEOs that allow the Compensation Committee to exercise discretion in designing incentive compensation programs. In addition, we have adopted an executive severance plan, which we believe balances our desire not to engage in case-by-case negotiations with respect to executive departures with potential costs to RXO, and the importance of having a severance plan to our ability to attract and retain talented executives. The material compensation-related terms of these agreements and plan are described under the heading “Narrative Description of Arrangements with NEOs” in the section that follows this Compensation Discussion and Analysis.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. As a general matter, while tax deductibility is one of several relevant factors considered by the Compensation Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) should not compromise RXO’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Compensation Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.
Risk Assessment of Incentive Compensation Programs
The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Compensation Committee ensures the Company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the Company’s stockholders while holding our senior leadership team accountable. The Compensation Committee believes that the Company’s compensation policies and practices for its employees are not reasonably likely to give rise to risk that would have a material adverse effect on the Company. In reaching this conclusion, we considered the following:
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▪
the Compensation Committee consists solely of independent non-employee directors, and the Compensation Committee has engaged an independent, external compensation consultant to assist with creating the executive compensation program;

▪	our executive compensation program is heavily weighted toward variable compensation that is capped at market-prevalent levels;
▪	we have adopted a stock ownership policy for executive officers, which requires them to own meaningful levels of the company’s stock;
▪	we have adopted an insider trading policy, which prohibits pledging and hedging of company securities.
For these reasons, the Compensation Committee has concluded that the programs by which our executives are compensated strike an appropriate balance between short- and long-term compensation and incentivize our executives to act in a manner that prudently manages enterprise risk.
COMPENSATION COMMITTEE REPORT
The following statement made by the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Committee reviewed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on this review and the resulting discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
COMPENSATION COMMITTEE:
Michelle Nettles, Chair
Mary Kissel
Stephen Renna
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COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs for the year ended December 31, 2023.
Name	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Drew Wilkerson Chief Executive Officer	2023	650,000	0	5,000,007	0	15,184	5,665,191
	2022	467,389	19,500	9,262,804	1,273,230	12,749	11,035,672
Jamie Harris Chief Financial Officer	2023	600,002	0	1,350,017	0	2,515	1,952,534
	2022	150,001	218,000	3,999,100	825,000	379	5,192,480
Jeff Firestone Chief Legal Officer	2023	525,000	0	1,000,018	0	1,326	1,526,344
	2022	181,731	715,750	2,999,664	721,875	442	4,619,462
(1)	In 2022, salary reflects the portion of the year in which the individual was employed by us or, prior to the spin-off, by XPO.
(2)
Represents the aggregate grant date fair value of awards granted in the applicable year in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation–Stock Compensation. For more information on assumptions used in the calculation of the grant date fair value, see Note 12 to our audited financial statements in our Annual Report on Form 10-K for the years ended December 31, 2022, and 2023, respectively. For 2022, these grants were made by XPO prior to the spin-off.

(3)
This column includes the annual STI payments for company performance during fiscal years 2022 and 2023, paid in early 2023 and 2024, respectively. No STI payments were made for 2023 performance. See the “Compensation Discussion and Analysis” above for a description of this plan and performance. For Mr. Wilkerson, the 2022 amount in this column also includes the final payouts from an XPO LTI cash award that was granted in 2020.

(4)
The 2023 amounts include the following: for Mr. Wilkerson, $13,075 in company-matching 401(k) contributions, $1,000 in company-matching HSA contributions, and $1,109 in company payments of life insurance premiums; for Mr. Harris, $1,000 in company-matching HSA contributions, and $1,515 in company payments of life insurance premiums; and for Mr. Firestone, $1,326 in company payments for life insurance premiums.

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Grants of Plan-Based Awards
The following table sets forth additional details regarding grants of equity and non-equity plan-based awards. The table below includes awards that were granted by RXO in 2023, as described below.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Target/ Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)
Drew Wilkerson	2/23/2023	RSU	-	-	-	-	242,601	5,000,007
	n/a	STI	-	877,500	1,755,000	-	-	-
Jamie Harris	2/23/2023	RSU	-	-	-	-	65,503	1,350,017
	n/a	STI	-	600,000	1,200,000	-	-	-
Jeff Firestone	2/23/2023	RSU	-	-	-	-	48,521	1,000,018
	n/a	STI	-	525,000	1,050,000	-	-	-
(1)
Reflects the possible opportunity for an annual performance bonus under the short-term incentive (STI) program for company performance, which is discussed in the “Compensation Discussion and Analysis” section above. Actual payouts are reflected in the Summary Compensation Table.

(2)	Represents annual grants of RSUs that will vest one-third on each of the first three anniversaries of the grant date.
Narrative Description of Arrangements with NEOs
RXO Severance Plan. The NEOs are eligible participants under the RXO severance plan.
Pursuant to the severance plan, any RXO executive officer whose employment is terminated without “cause” at any time, other than within the two years following a “change in control” (as such terms are defined in the severance plan) of RXO, would be entitled to receive (subject to the officer’s execution of a release of claims in favor of RXO and continuing compliance with the officer’s confidential information protection agreement that includes restrictive covenants relating to confidentiality, ownership of intellectual property, non-hire and non-solicitation of employees, non-solicitation of customers, non-competition and non-disparagement):
▪	continuation of annual base salary for 18 months (for the Chief Executive Officer) or 12 months (for other executive officers);
▪	a prorated target annual bonus for the year of termination (the “Prorated Bonus”); and
▪
up to 18 months (for the Chief Executive Officer) or 12 months (for other executive officers) of healthcare benefit coverage continuation at the active employee rate for healthcare benefit coverage or a cash payment in lieu thereof (the “Healthcare Benefit”).

Pursuant to the severance plan, any RXO executive officer whose employment is terminated without “cause” or who resigns for “good reason” on, or within the two years following, a “change in control” (as such terms are defined in the severance plan) of RXO, would be entitled to receive (subject to the officer’s execution of a release of claims in favor of RXO and continuing compliance with the officer’s confidential information protection agreement or other similar contractual obligations):
▪
a lump sum cash severance payment equal to two and one-half times (for the Chief Executive Officer) and two times (for other executive officers) the sum of (a) the officer’s annual base salary and (b) the officer’s target annual bonus;

▪	the Prorated Bonus; and
▪	the Healthcare Benefit.
The severance plan provides that, in the event that the payments and benefits to any participant in connection with a change in control, whether pursuant to the severance plan or otherwise, would be subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, then the participant will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the participant.
Cash severance payable under the severance plan will be offset by any other severance payments to which the officer is entitled in respect of the applicable termination of employment, including pursuant to the RXO confidential information protection agreement, as applicable, which provides for payments of the RXO executive officer’s base salary for the duration of his or her post-termination non-compete period.
Equity Award Provisions. The RXO 2022 Omnibus Incentive Compensation Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of RXO, awards will be assumed and replaced by awards of equivalent value in connection with the change of control and such assumed awards will have so-called “double trigger”
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vesting provisions, such that the awards will vest in full and become immediately exercisable upon qualifying terminations of employment during the two-year period following the change of control. However, in the event that awards are not replaced with awards of equivalent value, the vesting of the awards will generally accelerate immediately prior to the change of control. In addition, generally our equity award agreements provide for pro-rated vesting in the event of a termination without cause at any time.
Restrictive Covenants. Under the NEO confidential information protection agreements, as applicable, the applicable NEO is generally subject to the following restrictive covenants: employee and customer non-solicitation during employment and for a period of two years thereafter; confidentiality and non-disparagement during employment and thereafter; and non-competition during employment and for a minimum period of 24 months thereafter.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding RXO stock awards held by our NEOs as of December 31, 2023. There were no stock option awards outstanding.
Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Drew Wilkerson	577,417(3)	13,430,719(3)	2,212(4)	51,451(4)
Jamie Harris	289,955(5)	6,744,353(5)	-	-
Jeff Firestone	173,051(6)	4,025,166(6)	-	-
(1)
Upon the spin-off in November 2022, outstanding XPO awards held by RXO employees, including the NEOs, generally were converted into RXO awards in accordance with the Employee Matters Agreement. For Mr. Wilkerson, some awards remained with XPO. Only his RXO awards are reflected in the tables in this proxy statement. Vesting of outstanding equity awards generally is subject to continued employment by the NEO on the applicable vesting date, subject to certain exceptions.

(2)	The values reflected in this column were calculated using $23.26, the closing price of the Company share on the NYSE on December 29, 2023, the last trading day of our fiscal year 2023.
(3)
Consists of (x) 325,261 PRSUs whose performance condition was satisfied upon the spin-off and continue to vest in installments as follows: 46,466 on May 2, 2024, and the remaining 278,795 in equal installments on May 2, 2025, 2026 and 2027; and (y) an aggregate of 252,156 RSUs with the following vesting dates: 80,867 on February 23, 2024; 2,106 on March 10, 2024; 1,566 on November 14, 2024; 2,213 on December 31, 2024; 80,867 on February 23, 2025; 2,105 on March 10, 2025; 1,565 on November

14, 2025; and 80,867 on February 23, 2026.
(4)
Consists of 2,212 PRSUs (at target performance level) which required achievement on metrics relating to Average Loads Per Day (weighted 50%) and Aggregate Gross Margin (weighted 50%) of a business unit. The performance metrics for 2023 were not met and so these PRSUs were forfeited in March 2024.

(5)
Consists of (x) 224,452 PRSUs whose performance condition was satisfied upon the spin-off and continue to vest in installments as follows: 32,064 on September 26, 2024, and the remaining 192,388 vest in equal installments on September 26, 2025, 2026 and 2027 ; and (y) 65,503 RSUs which vest in equal installments on February 23, 2024, 2025 and 2026.

(6)
Consists of (x) 90,006 PRSUs whose performance condition was satisfied upon the spin-off and continue to vest in installments as follows: 12,858 on August 22, 2024, and the remaining 77,148 vest in equal installments on August 22, 2025, 2026 and 2027; and (y) an aggregate of 83,045 RSUs with the following vest dates: 16,174 on February 23, 2024; 17,262 on August 31, 2024; 16,173 on February 23, 2025; 17,262 on August 31, 2025, and 16,174 on February 23, 2026.

Option Exercises and Stock Vested
The following table sets forth the RXO stock awards that vested for our NEOs during 2023. There were no stock options exercised.
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Drew Wilkerson	77,539	1,513,693
Jamie Harris	32,065	616,610
Jeff Firestone	30,120	551,642
(1)	The values reflected in the column were calculated by multiplying the number of shares vested by the closing price of the Company's common stock on the NYSE on the applicable vesting date.
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Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts of compensation that would be due to each of the NEOs upon the termination events as summarized below, as if each such event had occurred on December 31, 2023. The amounts shown below are estimates of the payments that each NEO would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event. Also see “Narrative Description of Arrangements with NEOs” above for a description of these arrangements.
Name and Event(1)	Cash Severance Payment ($)	Continuation of Group Health Coverage ($)	Value of Accelerated Equity Awards ($)	Total ($)
Drew Wilkerson
Qualifying Termination	1,852,500	21,528	720,548	2,594,576
Qualifying CIC Termination	4,696,250	21,528	13,430,719	18,148,497
Jamie Harris
Qualifying Termination	1,200,000	14,352	197,663	1,412,015
Qualifying CIC Termination	3,000,000	14,352	6,744,353	9,758,705
Jeff Firestone
Qualifying Termination	1,050,000	0	107,880	1,157,880
Qualifying CIC Termination	2,625,000	0	4,025,166	6,650,166
(1)
A Qualifying Termination means an involuntary termination without cause, resulting in the severance benefits described in the severance plan, as well as pro-rated vesting under our equity award agreements. A Qualifying CIC Termination means involuntary termination without cause, or resignation for good reason, following a change in control. Under the equity award agreements, the equity awards (with a value as set forth under Qualifying CIC Termination) would also be accelerated upon death.

CEO PAY RATIO DISCLOSURE
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our CEO to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.
▪
The median employee was identified by calculating the 2023 cash compensation for employees excluding the CEO. For this purpose, cash compensation included all earnings paid to each employee during the calendar year, including base salary and wages, bonuses, commissions, overtime, and holiday or PTO pay. Compensation was converted into U.S. dollars using the average currency conversion rates during December 2023.

▪
For the purpose of this calculation, we looked at 6,050 RXO employees globally as of December 31, 2023, including 5,237 U.S. employees and 813 non-U.S. employees. This employee group included full-time and part-time employees.

After identifying the median employee as described above, we calculated the annual total compensation for this employee using the same methodology we used for our CEO in the 2023 Summary Compensation Table. This compensation calculation includes, where applicable, base salary and wages, bonuses, commissions, overtime, holiday or PTO pay, equity awards, and 401(k) company match. The compensation for our median employee was $58,016 and the compensation for our company’s CEO was $5,665,191.
Based on the above information, we reasonably estimate that for 2023 our CEO’s annual total compensation was approximately 98 times that of the median of the annual total compensation of all our employees excluding the CEO. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of seasonal and part-time employees, and distribution of employees across geographies. We seek to attract, incentivize and retain our employees through a combination of competitive base pay, bonus opportunities, 401(k) contributions, and other benefits.
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PAY VERSUS PERFORMANCE (“PVP”) DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information regarding the relationship between executive compensation and the financial performance of the Company since our spin-off in November 2022.
					Year-end value of $100 invested on 11/01/2022 in:
Year	SCT Total for CEO (a)$	CAP to CEO (a)(b)$	Average SCT Total for Non- CEO NEOs (a) $	Average CAP to Non-CEO NEOs (a)(b) $	RXO (c) $	Dow Jones Transportation Average (c) $	Net Income (millions) (d) $	Adjusted EBITDA (millions) (e) $
2023	5,665,191	8,403,024	1,739,439	2,997,271	122.04	117.59	4	132
2022	11,035,672	8,374,864	4,905,970	4,942,624	90.24	99.05	92	306
(a)	Amounts shown are the total compensation as calculated in the Summary Compensation Table (or “SCT”), for the CEO (Mr. Wilkerson) and the average for our non-PEO NEOs (Mr. Harris and Mr. Firestone).
(b)
Amounts shown reflect “compensation actually paid” (or “CAP”) for the CEO and the average CAP for our non-PEO NEOs, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unvested amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either individual during the applicable years. The adjustments made to the SCT to determine CAP (with fair value measured at year-end rather than at grant) are shown in the table below. In some cases, the equity awards reflected in these calculations were originally granted by XPO but converted to RXO awards upon the spin-off. Equity awards for Mr. Wilkerson that remained with XPO are not included because they do not reflect compensation actually paid by RXO.

	CEO		Average Other NEOs
	2023	2022	2023	2022
Total Compensation from SCT	$5,665,191	$11,035,672	$1,739,439	$4,905,970
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	($5,000,007)	($9,262,804)	($1,175,018)	($3,499,382)
Year-end fair value of unvested awards granted in the current year	$5,642,899	$6,601,996	$1,326,099	3,536,036
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$1,971,082	n/a	$1,057,417	n/a
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$123,859	n/a	$49,334	n/a
Compensation Actually Paid (as calculated)	$8,403,024	$8,374,864	$2,997,271	$4,942,624
(c)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on the date our spinoff was completed, and we became publicly traded during 2022. As permitted by SEC rules, the peer group referenced in this table for the purpose of the TSR comparison is the group of companies included in the Dow Jones Transportation Average.

(d)	Reflects after-tax net income attributable to stockholders prepared in accordance with GAAP for the year shown.
(e)
Adjusted EBITDA is the financial measure, which, in the Company’s assessment, represents for 2023 the most important performance measure used to link compensation actually paid to our CEO and other NEOs to the Company’s performance. Adjusted EBITDA is a non-GAAP financial measure further defined under Annex A.

Most Important Financial Measures. We are required to list the most important measures used by the Company to link compensation actually paid to our NEOs for 2023 to Company performance.
Adjusted EBITDA. The only financial measure under RXO programs for 2023 was Adjusted EBITDA, which was the metric used in our STI program. For further information on our executive compensation program, please see the “Compensation Discussion and Analysis” section above.
Relationship between Pay and Performance. We became a standalone public company in 2022. CAP, as required under SEC rules, reflects adjustments to the values of equity awards, including based on year-end stock prices, but does not reflect actual amounts paid out for those awards. As a result, CAP is impacted by stock price and so may have a relation to our TSR and peer group TSR, but other factors can also impact CAP. Net income is not a measure under our compensation program for 2023, but Adjusted EBITDA was the performance goal under our cash-based Annual Incentive Plan.
40	©2024 RXO, Inc.

The following charts illustrate the relationship between CAP to our CEO and Non-CEO NEOs, and our Company’s TSR, Adjusted EBITDA and Net Income performance over the reporting period.

CAP vs. TSR
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
CAP ($millions)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
Indexed TSR
$8,374,865
$8,403,025
$4,942,625
$2,997,271
$100.00
$90.24
$122.04
11/1/22
12/31/22
12/31/23
CEO CAP
Avg. Non-CEO NEOs CAP
Indexed RXO TSR Performance

CAP vs. Adjusted EBITDA
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
CAP ($millions)
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
Adj. EBITDA ($millions)
$8,374,865
$4,942,625
$306
$8,403,025
$132
$2,997,271
12/31/22
12/31/23
CEO CAP
Avg. Non-CEO NEOs CAP
Adjusted EBITDA ($mm)

CAP vs. Net Income
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
CAP ($millions)
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Net Income ($millions)
$8,374,865
$4,942,625
$8,403,025
$2,997,271
$92
$4
12/31/22
12/31/23
CEO CAP
Avg. Non-CEO NEOs CAP
Net Income ($mm)

41	©2024 RXO, Inc.

Audit-Related Matters
AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Audit Committee currently consists of Mr. Szlosek (chairman), Ms. Breves and Mr. Kingshott.
The Board of Directors has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of NYSE, our Audit Committee charter, and the independence standards set forth in RXO, Inc.’s Corporate Governance Guidelines. The Board of Directors has also determined that Mr. Szlosek qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. As described more fully below, in carrying out its responsibilities, the Audit Committee relies on management and RXO’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.rxo.com.
In accordance with our charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in several areas. These responsibilities include, among others, oversight of: (i) RXO’s accounting and financial reporting processes, including its systems of internal controls over financial reporting and disclosure controls, (ii) the integrity of RXO’s financial statements, (iii) RXO’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of RXO’s outside auditors, (v) the performance of RXO’s outside auditors and internal audit function and (vi) related party transactions. Management is responsible for RXO’s financial statements and the financial reporting process, including the system of internal controls over financial reporting. We are solely responsible for selecting and reviewing the performance of RXO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of RXO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for these services, and discussing with the outside auditors any relationships or services that may impact their objectivity and independence.
In fulfilling our oversight role, we met and held discussions, both together and separately, with RXO’s management and KPMG, RXO’s independent registered public accounting firm for the 2023 fiscal year audit. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual and quarterly reports with the SEC. We discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and reviewed a letter from KPMG disclosing such matters.
KPMG also provided us with the written disclosures and letter required by applicable requirements of the PCAOB regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. KPMG has confirmed its independence, and we determined that KPMG’s provision of non-audit services to RXO is compatible with maintaining its independence. We also reviewed a report by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.
Based on our review and discussion of RXO’s audited consolidated financial statements with management and KPMG, and KPMG’s report on such financial statements, and based on the discussions and written disclosures described above, and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in RXO’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
AUDIT COMMITTEE:
Thomas Szlosek, Chair
Christine Breves
Adrian Kingshott
42	©2024 RXO, Inc.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY THE OUTSIDE AUDITORS
The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chairman the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all services provided by our outside auditors during 2023 and 2022 and the fees paid for such services.
SERVICES PROVIDED BY THE OUTSIDE AUDITORS
As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation, and termination of our outside auditors.
The following table shows the fees for audit and other services provided by KPMG for fiscal year 2023 and 2022. Prior to the spin-off, XPO paid any audit, audit-related, tax or other fees related to RXO’s business.
Fee Category	2023	2022
Audit Fees	$2,060,572	$1,518,379
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$2,060,572	$1,518,379
Audit Fees. This category includes fees for professional services rendered by KPMG for 2023 and 2022, for the audits of our financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.
Audit-Related Fees. This category includes fees for services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting. There were no such fees for 2023 and 2022.
Tax Fees. This category includes fees billed for professional services rendered in connection with general tax consulting services. There were no such fees for 2023 and 2022.
All Other Fees. This category represents fees for all other services or products provided and not covered by the categories above. There were no such fees for 2023 and 2022.
43	©2024 RXO, Inc.

Proposals to be Presented at the Annual Meeting
Proposal 1: Election of Directors
Our Board of Directors has nominated for election at the Annual Meeting each of the following persons to serve as Class II directors until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified:
Christine Breves
Adrian Kingshott
Each of Ms. Breves and Mr. Kingshott was initially appointed in connection with the spin-off. Information about the nominees is set forth above under the heading “Board of Directors and Corporate Governance—Directors.”
In the event that any of these nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voting for his or her election will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware that any of the nominees is unable or will decline to serve as a director if elected.
REQUIRED VOTE
The election of each of the two director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock. If any incumbent director standing for election receives a greater number of votes “against” his or her election than votes “for” his or her election, our bylaws require that he or she must promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the election of each of the nominees listed above to our Board of Directors.
44	©2024 RXO, Inc.

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2024
We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.
Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
Change in Certifying Accountant
The Audit Committee of our Board of Directors has appointed Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee’s appointment of Deloitte was made following a competitive process to determine our independent registered public accounting firm for the year ending December 31, 2024. Several firms were invited to participate in this process including KPMG LLP, which had served as our independent registered public accounting firm since 2022.
As a result of this process, on March 29, 2024, the Audit Committee approved (i) the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024 and (ii) the dismissal of KPMG as our independent registered public accounting firm, effective immediately, and KPMG was notified of the dismissal on the same date. During the years ended December 31, 2023 and December 31, 2022, and for the subsequent interim period through March 29, 2024, neither the Company nor anyone on its behalf consulted with Deloitte with respect to either (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered regarding the Company’s consolidated financial statements, and Deloitte neither provided a written report to the Company nor provided oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or reportable event, as set forth in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively.
The reports of KPMG on our consolidated financial statements, which were included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2023 and 2022, and the subsequent interim period through March 29, 2024, there were no (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report, or (2) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
REQUIRED VOTE
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.
45	©2024 RXO, Inc.

Proposal 3: Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of RXO, Inc. (the “company”) hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the company’s 2024 Annual Meeting of Stockholders.”
We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures included in this Proxy Statement. As described in detail we believe our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling us to attract and retain talented executives.
This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although non-binding, our Board and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.
At the 2023 Annual Meeting of Stockholders, our stockholders voted to approve an annual holding of the advisory vote on executive compensation. This frequency will continue until the next required non-binding, advisory vote is held on the frequency of advisory votes on executive compensation in 2029, as per the SEC rules.
REQUIRED VOTE
Approval of this “say-on-pay” resolution, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” approval of the advisory resolution to approve executive compensation set forth above.
46	©2024 RXO, Inc.

OTHER MATTERS
We do not expect that any matter other than the foregoing proposals will be brought before the Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment.
47	©2024 RXO, Inc.

Additional Information
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
If you would like to receive a copy of our 2023 Annual Report or this Proxy Statement, please contact us at Investor Relations, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277or by email at investors@rxo.com, and we will send a copy to you without charge.
A NOTE ABOUT OUR WEBSITE
Although we include references to our website, www.rxo.com, and certain additional third-party websites, throughout this Proxy Statement, information that is included on our website is not incorporated by reference into, and is not a part of, this Proxy Statement. Our website address is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.
48	©2024 RXO, Inc.

Annex A
RXO, Inc.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
	Years Ended December 31,
(In millions)	2023	2022
Reconciliation of Net Income to Adjusted EBITDA
Net income	$4	$92
Interest expense, net	32	4
Income tax provision	—	27
Depreciation and amortization expense	67	86
Transaction and integration costs	12	84
Restructuring and other costs	17	13
Adjusted EBITDA	$132	$306
RXO, Inc.
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings Per Share (Unaudited)
	Years Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2023	2022
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings Per Share
Net income	$4	$92
Amortization of intangible assets	13	21
Transaction and integration costs	12	84
Restructuring and other costs	17	13
Income tax associated with the adjustments above(1)	(10)	(29)
Adjusted net income	$36	$181

Adjusted diluted earnings per share	$0.30	$1.56

Weighted-average shares outstanding
Diluted weighted-average shares outstanding	119,456	115,791
(1)
The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income. Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.

NON-GAAP FINANCIAL MEASURES
We provide reconciliations of the non-GAAP financial measures contained in this document to the most directly comparable measure under GAAP, which are set forth in the financial tables above.
The non-GAAP financial measures in this document include adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”), adjusted net income and adjusted diluted earnings per share (“adjusted diluted EPS”).
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the tables above. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and evaluating RXO’s ongoing performance. We believe adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe adjusted net income and adjusted diluted EPS improve the comparability of our
49	©2024 RXO, Inc.

operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the tables above.
FORWARD-LOOKING STATEMENTS
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our growth and optimization strategy. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. The absence of these words does not, however, mean the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
50	©2024 RXO, Inc.

RXO, Inc.
11215 NORTH COMMUNITY HOUSE ROAD
CHARLOTTE, NC 28277

SCAN TO
VIEW MATERIALS & VOTE

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time May 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46299-P07465

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RXO, Inc.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Christine Breves	☐	☐	☐
1b. Adrian Kingshott	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V46300-P07465

RXO, Inc.
ANNUAL MEETING OF STOCKHOLDERS
May 20, 2024 at 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Brad Jacobs and Jeffrey Firestone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RXO, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on May 20, 2024, at www.virtualshareholdermeeting.com/RXO2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE